Exhibit 4.3

L brands, INC.

401(k) SAVINGS AND RETIREMENT PLAN

(As Amended and Restated Effective as of April 5, 2021)

Table of Contents

Page

Article I	INTRODUCTION	1

1.1.	Adoption and Effective Date	1
1.2.	Purpose	1
1.3.	Applicability	1

Article II	DEFINITIONS	2

2.1.	Account	2
2.2.	ADS Transferred Associate	2
2.3.	ADS Transition Agreement	2
2.4.	ADS Transfer Date	2
2.5.	Affiliate	2
2.6.	Associate	2
2.7.	Beneficiary	3
2.8.	Board of Directors	3
2.9.	Break in Service	3
2.10.	Catch-Up Account	3
2.11.	Catch-Up Contributions	3
2.12.	Code	3
2.13.	Compensation	3
2.14.	Compensation Committee	4
2.15.	Effective Restatement Date	4
2.16.	Eligible Associate	4
2.17.	Eligibility Computation Period	4
2.18.	Employer	5
2.19.	Employer Contribution Enrollment Date	5
2.20.	Employer Securities	5
2.21.	Employer Securities Contribution Fund	5
2.22.	Enrollment and Change Designation	5
2.23.	Enrollment Period	5
2.24.	ERISA	5
2.25.	Full-Time Associate	5
2.26.	Highly Compensated Associate	5
2.27.	Hour of Service	5
2.28.	Investment Funds	6
2.29.	Key Associate	6
2.30.	Leased Employee	6
2.31.	Limitation Year	6
2.32.	L Brands	6
2.33.	Matching Account	6
2.34.	Matching Contributions	6
2.35.	Non-Highly Compensated Associate	6
2.36.	Non-Key Associate	6

i

2.37.	Normal Retirement Date	6
2.38.	Participant	6
2.39.	Plan	7
2.40.	Plan Sponsor	7
2.41.	Plan Year	7
2.42.	Post-Tax Savings Account	7
2.43.	Post-Tax Savings Contributions	7
2.44.	Pre-Tax Savings Account	7
2.45.	Pre-Tax Savings Contributions	7
2.46.	Retirement Account	7
2.47.	Retirement Contribution	7
2.48.	Retirement Plan Committee	7
2.49.	Rollover Account	7
2.50.	Rollover Contribution	7
2.51.	Roth Conversion Amounts	7
2.52.	Roth Conversion Subaccount	8
2.53.	Roth Rollover Account	8
2.54.	Roth Rollover Contribution	8
2.55.	Roth Savings Account	8
2.56.	Roth Savings Contributions	8
2.57.	Savings Contribution Enrollment Date	8
2.58.	Self-Managed Brokerage Accounts	8
2.59.	Separation Date	8
2.60.	Spouse	8
2.61.	Taxable Wage Base	8
2.62.	Top-Heavy Plan	8
2.63.	Total and Permanent Disability	9
2.64.	Trust Agreement	9
2.65.	Trustee	9
2.66.	Trust Fund or Trust	9
2.67.	Valuation Date	9
2.68.	Year of Eligibility Service	9
2.69.	Year of Vesting Service	10

Article III	PARTICIPATION	10

3.1.	Eligibility and Participation	10
3.2.	Waiver of Participation	12
3.3.	Change in Status	12
3.4.	Omission of Eligible Associate	13
3.5.	Inclusion of Ineligible Associate	13
3.6.	Cessation of Participation by ADS Transferred Associates	13

Article IV	CONTRIBUTIONS	13

4.1.	Retirement Contributions	13
4.2.	Pre-Tax and Roth Savings Contributions	15
4.3.	Matching Contributions	16

4.4.	Rollover Contributions	17
4.5.	Timing of Contributions	18
4.6.	Annual Additions and Limitations	18
4.7.	Fail-Safe Allocations of Retirement Contributions	19
4.8.	Forfeitures	20
4.9.	Exclusive Benefit; Refund of Contributions	20
4.10.	Catch-Up Contribution	20
4.11.	Minimum Top-Heavy Contributions	21
4.12.	Nondiscrimination Test for Disaggregated Pre-Tax and Roth Savings Contributions	21
4.13.	Roth Conversion Amounts	24

Article V	INVESTMENT OF THE TRUST FUND	24

5.1.	Investment Direction	24
5.2.	Absence of Investment Direction	25
5.3.	Investment Funds	25
5.4.	Investment in Employer Securities	25
5.5.	Voting Employer Securities	26
5.6.	Tender Offers	26
5.7.	Investment Managers	27
5.8.	Valuations	27
5.9.	Managed Account Service	27

Article VI	ALLOCATIONS TO PARTICIPANT ACCOUNTS	27

6.1.	Participant Accounts	27
6.2.	Credits to and Charges Against Accounts	28
6.3.	Expenses	28
6.4.	Reimbursement of Trust Fund	28

Article VII	VESTING AND SEPARATION FROM SERVICE	28

7.1.	Vested Percentage	28
7.2.	Forfeiture and Restoration	30
7.3.	Effect of Breaks in Service	31
7.4.	Amendments to Vesting Schedule	31

Article VIII	BENEFITS	32

8.1.	Benefit Payments after Separation Date	32
8.2.	Retirement Benefit	34
8.3.	Death Benefit	36
8.4.	Beneficiary Designation	36
8.5.	In-Service Withdrawals	37
8.6.	Post Distribution Credits	39
8.7.	Lost Participants	40

Article IX	THE RETIREMENT PLAN COMMITTEE	40

9.1.	Appointment and Tenure	40
9.2.	Meetings; Majority Rule	41

9.3.	Delegation	41
9.4.	Appointment of Trustee	41
9.5.	Investment Authority	41
9.6.	Reporting and Disclosure	41
9.7.	Construction of the Plan	42
9.8.	Engagement of Assistants and Advisors	42
9.9.	Bonding	42
9.10.	Compensation	42
9.11.	Indemnification of the Retirement Plan Committee	42

Article X	ALLOCATION OF AUTHORITY AND RESPONSIBILITIES	43

10.1.	Authority and Responsibilities of the Plan Sponsor	43
10.2.	Authority and Responsibilities of the Retirement Plan Committee	43
10.3.	Authority and Responsibilities of the Trustee	43
10.4.	Limitations on Obligations	43

Article XI	CLAIMS PROCEDURES	43

11.1.	Application for Benefits	43
11.2.	Appeals of Denied Claims for Benefits	44
11.3.	Review of Decision	44

Article XII	AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS	45

12.1.	Amendment	45
12.2.	Termination	45
12.3.	Permanent Discontinuance of Contributions	45
12.4.	Suspension of Employer Contributions	46
12.5.	Mergers and Consolidations of Plans	46
12.6.	Transfers of Assets to or from the Plan	46

Article XIII	PARTICIPATING EMPLOYERS	46

13.1.	Adoption by Other Entities	46
13.2.	Requirements of Participating Employers	46
13.3.	Designation of Agent	47
13.4.	Discontinuance of Participation	47
13.5.	Retirement Plan Committee’s Authority	47

Article XIV	MISCELLANEOUS PROVISIONS	47

14.1.	Nonalienation of Benefits	47
14.2.	No Contract of Employment	48
14.3.	Severability	48
14.4.	Successors	48
14.5.	Captions	48
14.6.	Gender and Number	48
14.7.	Controlling Law	48
14.8.	Title to Assets	48
14.9.	Payments to Minors, Etc	48

14.10.	Risk to Participants	49
14.11.	Entire Agreement; Successors	49
14.12.	Approval by Internal Revenue Service	49
14.13.	Electronic and Telephonic Elections	49
14.14.	Special Provisions for Participants Who Enter the Armed Forces	49
14.15.	Correction of Mistakes	49
14.16.	Restriction on Venue and Limitations on Actions	49

v

L BRANDS, INC.
401(k) SAVINGS AND RETIREMENT PLAN

(As Amended and Restated Effective as of April 5, 2021)

Article I

INTRODUCTION

1.1.  Adoption and Effective Date. The Limited Stores, Inc. adopted The Limited Stores, Inc. Savings and Retirement Plan (the “Plan”) effective as of August 1, 1971. Effective as of January 1, 1992, profit sharing plans sponsored by certain affiliates of The Limited, Inc. were merged into the Plan. Also effective as of January 1, 1992, Limited Service Corporation, a Delaware corporation (the “Plan Sponsor”), assumed sponsorship of the Plan which was amended, restated and renamed The Limited, Inc. Savings and Retirement Plan. The Plan was subsequently amended and restated in its entirety effective as January 1, 2002, April 1, 2002, January 1, 2005 January 1, 2007, January 1, 2009 and January 1, 2010. Pursuant to the April 1, 2002 Plan restatement, the name of the Plan was changed to the Limited Brands, Inc. Savings and Retirement Plan. The Plan was further amended and restated, effective October 1, 2011, to make certain changes to the design of the Plan and to reflect the change in the name of the Plan Sponsor from Limited Service Corporation to Limited Brands Service Company, LLC. The Plan was subsequently amended, effective December 2, 2013, to reflect the change in the name of the Plan Sponsor from Limited Brands Service Company, LLC to L Brands Service Company, LLC and to reflect the change in the name of the Plan from the Limited Brands, Inc. 401(k) Savings and Retirement Plan to the L Brands, Inc. 401(k) Savings and Retirement Plan. The Plan is hereby amended and restated, effective April 5, 2021 (except as otherwise stated herein), to incorporate prior amendments, add Roth contributions and in-plan Roth conversions, add a twenty-five percent limit on newly-elected investments into the Employer Securities Contribution Fund effective as of June 24, 2021, permit partial distributions following a Participant’s termination of employment, modify hardship distribution provisions in accordance with the Bipartisan Budget Act of 2018, allow for the use of managed account services, and to make certain other changes.

1.2.  Purpose. The Plan Sponsor adopts this amendment and restatement of the Plan in order to continue to provide retirement benefits for the Eligible Associates of participating Employers, to continue to provide Eligible Associates with the opportunity to reduce their current income for Federal income tax purposes while saving for retirement and to give Eligible Associates a means for acquiring shares of common stock of L Brands and thereby sharing in the growth and success of L Brands and its Affiliates. The Plan Sponsor intends that the Plan, as amended and restated herein, shall continue to qualify under Sections 401(a) and 401(k) of the Code, as amended, and shall meet the requirements of ERISA, including Section 404(c) of ERISA regarding participant-directed investments, and that the Trust established in connection with the Plan shall continue to be exempt from taxation under Section 501(a) of the Code.

1.3.  Applicability. This amendment and restatement of the Plan is generally effective as of April 5, 2021 (the “Effective Restatement Date”). However, certain provisions of this amendment and restatement of the Plan are effective as of some other date. The provisions of this amendment and restatement of the Plan that are effective prior to the Effective Restatement Date shall be deemed to amend the corresponding provisions of the Plan as in effect before this amendment and restatement and all amendments thereto. Events occurring before the applicable effective date of any provision of this amendment and restatement of the Plan shall be governed by the applicable provision of the Plan in effect on the date of the event. The rights and benefits of Associates whose participation terminated prior to the Effective Restatement Date shall be determined in accordance with the Plan as in effect on the day such Associates ceased participation in the Plan.

Article II

DEFINITIONS

The following terms shall have the meanings assigned in this ARTICLE II, which shall be equally applicable to the singular and plural forms of such terms, unless the context requires otherwise, when used in the Plan.

2.1.   Account means the account maintained for a Participant under the Plan. A Participant’s Account shall consist of his or her Retirement, Pre-Tax Savings, Catch-Up, Post-Tax Savings, Matching, Rollover, Roth Savings, and Roth Rollover Accounts.

2.2.   ADS Transferred Associate means a former associate of L Brands Direct Fulfillment, Inc. who is a “Transferred Employee” as defined in Section 2.01 of the ADS Transition Agreement.

2.3.   ADS Transition Agreement means that certain Employee Transition Agreement dated as of June 12, 2012, by and between ADS Alliance Data Systems, Inc. and L Brands Direct Fulfillment, Inc.

2.4.   ADS Transfer Date means the Transfer Date (as defined in Section 1.09 of the ADS Transition Agreement) of an ADS Transferred Associate.

2.5.   Affiliate means: (i) any corporation which is a member of a controlled group of corporations, as defined in Section 414(b) of the Code, of which L Brands is a member; (ii) any other trade or business (whether or not incorporated) which is under common control, as defined in Section 414(c) of the Code, with L Brands; (iii) any business which is a member of an affiliated service group, as defined in Section 414(m) of the Code, of which L Brands is a member; and (iv) any other entity required to be aggregated with L Brands pursuant to regulations issued under Section 414(o) of the Code.

2.6.   Associate means any person employed by the Employer on its domestic U.S. payroll other than a person who is (i) described in Section 410(b)(3)(A) of the Code and with respect to whom inclusion in the Plan has not been provided for in the collective bargaining agreement setting forth his or her terms and conditions of employment, (ii) described in Section 410(b)(3)(C) of the Code, (iii) a Leased Employee, (iv) an independent contractor, or (v) employed by Victoria’s Secret Stores Puerto Rico, LLC, which is an Affiliate of the Employer. If an individual is excluded from participation as an independent contractor and is later reclassified as a common law employee for wage and hour purposes, such individual shall be eligible to participate only as of the date of his or her reclassification prospectively and only upon the completion of the eligibility requirements set forth herein.

2.7.   Beneficiary means the person or persons designated by a Participant in accordance with Section 8.4 as his or her beneficiary or beneficiaries under the Plan in the event of the Participant’s death.

2.8.   Board of Directors means the Board of Directors of L Brands.

2.9.   Break in Service means a Plan Year in which an Associate does not complete at least 500 Hours of Service. If an Associate is absent from work for any period by reason of vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence or classified by the Employer as furloughed without pay, then for purposes of determining whether a Break in Service has occurred, such Associate shall be credited with the Hours of Service which otherwise normally would have been credited to such Associate, or, if the Retirement Plan Committee is unable to determine the number of such Hours of Service, eight Hours of Service for each day of such absence, not to exceed 501 Hours. Additionally, for purposes of determining whether an Associate has incurred a Break in Service, the Associate shall be credited with up to 501 Hours of Service for any period of absence from work for maternity or paternity reasons resulting from: (a) pregnancy of the individual; (b) birth of a child of the individual; (c) placement of a child with the individual in connection with the adoption of the child by the individual; or (d) caring for the child by the individual for a period beginning immediately after the birth or placement. The Hours of Service credited to an Associate under this definition shall be treated as Hours of Service in the Plan Year in which the absence from work begins, if the Associate would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following Plan Year. The Retirement Plan Committee may require that the Associate certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

2.10.   Catch-Up Account means the portion of the Account of a Participant consisting of Catch-Up Contributions, as adjusted under the Plan.

2.11.   Catch-Up Contributions means the amount contributed by an Employer pursuant to an eligible Participant’s election and treated as a Catch-Up Contribution in accordance with Section 4.10 of the Plan.

2.12.   Code means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

2.13.   Compensation means amounts received by an Eligible Associate from an Employer while the Eligible Associate is a Participant which are base salary or wages, overtime payments, vacation, holiday and sick pay, short-term disability pay, bonuses (other than sign-on bonuses or retention bonuses), commissions, contest earnings or any other direct current compensation which is required to be reflected on the Participant’s Form W-2 for the Plan Year, without giving effect to any reduction of compensation resulting from an Enrollment and Change Designation or a salary reduction arrangement pursuant to Section 125 of the Code or qualified transportation fringe benefits, as described in Section 132(f)(4) of the Code, but shall not include Employer contributions to Social Security, other Employer or Associate contributions to this or any other deferred compensation plan or program, severance pay, stock options, long term disability income payments, relocation expense reimbursement, or the value of any other fringe benefits (such as non-cash contest earnings) provided at the expense of the Employer. To the extent permitted by, and subject to the provisions of, the Heroes Earnings Assistance and Relief Tax Act of 2008 and Section 3401(h) of the Code, Compensation shall include any differential wage payments, as defined in Section 3401(h)(2) of the Code.

The annual Compensation of each Participant taken into account under the Plan shall not exceed the limit established under Section 401(a)(17)(A) of the Code ($ 290,000 for 2021), which shall be adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001.

Notwithstanding the foregoing, for purposes of Sections 2.26, 4.6 and 4.11, Compensation shall have the meaning set forth in Section 415(c)(3) of the Code, and shall include any payments made by the later of (a) 2-1/2 months after severance from employment or

(b) the end of the Limitation Year that includes the date of the severance from employment; provided that such payments are for services performed prior to such severance from employment and, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Employer and such payments are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation.

2.14.   Compensation Committee means the Human Capital and Compensation Committee of the Board of Directors. For all purposes of the Plan, the Board acts through the Compensation Committee.

2.15.   Effective Restatement Date means April 5, 2021.

2.16.   Eligible Associate means an Associate who has attained the age of 21 and has completed at least one Year of Eligibility Service; provided, however, that a Full-Time Associate who has completed less than one Year of Eligibility Service shall be an Eligible Associate for purposes of Section 4.2 of the Plan (regarding Pre-Tax Savings Contributions and Roth Savings Contributions). Notwithstanding anything in the preceding sentence to the contrary, a Full-Time Associate who, before he or she has completed one Year of Eligibility Service, switches employment classifications and is no longer a Full-Time Associate shall remain an Eligible Associate for purposes of Section 4.2 of the Plan so long as he or she continues to be an Associate. Notwithstanding anything in this Section 2.16 to the contrary, an Associate shall be an Eligible Associate for purposes of Section 4.4 of the Plan (regarding Rollover Contributions and Roth Rollover Contributions).

2.17.   Eligibility Computation Period means: (i) the initial Eligibility Computation Period of twelve consecutive months commencing on the date during a period of employment on which an Associate is first credited with an Hour of Service for the performance of duties for the Employer; and (ii) each and every full Plan Year during which the Associate is in the service of the Employer, commencing with the Plan Year in which falls the last day of an Associate’s initial Eligibility Computation Period.

2.18.   Employer means the Plan Sponsor and all Affiliates.

2.19.   Employer Contribution Enrollment Date means the first day of the first Enrollment Period beginning after an Associate has completed one Year of Eligibility Service.

2.20.   Employer Securities means stock or other securities of L Brands or its former affiliates permitted to be held by the Plan under ERISA and the Code.

2.21.   Employer Securities Contribution Fund means the Investment Fund consisting of Employer Securities and cash or cash equivalents needed to meet the obligations of such fund or for the purchase of common stock of L Brands.

2.22.   Enrollment and Change Designation means an agreement, on a form or by a method prescribed by the Retirement Plan Committee, between a Participant and his or her Employer providing for reduction of the Participant’s Compensation and the making of Pre-Tax Savings Contributions or Roth Savings Contributions by the Employer to the Plan and for designation of one or more Investment Funds.

2.23.   Enrollment Period means each calendar month of a Plan Year.

2.24.   ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

2.25.   Full-Time Associate means an Associate who is regularly scheduled to work at least 30 hours per week and who is not a seasonal or otherwise temporary employee.

2.26.   Highly Compensated Associate means any active Associate (or former associate, in accordance with Section 414(q)(6) of the Code) who (i) during the Plan Year or the preceding Plan Year was a 5% owner of the Employer, or (ii) during the preceding Plan Year received Compensation in excess of the limit in effect for such Plan Year under Section 414(q)(1) of the Code. An Associate shall be treated as a “5% owner” for any year if at any time during such year such Associate was a 5% owner (as defined in Section 416(i)(1) of the Code). The determination of who is a Highly Compensated Associate shall be made in accordance with Section 414(q) of the Code.

2.27.   Hour of Service means: (i) each hour for which a person is paid or entitled to payment for the performance of duties for the Employer during the applicable computation period; (ii) each hour for which a person is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury or military duty or leave of absence; and (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. For the purpose of determining Years of Eligibility Service, if a person’s Hours of Service in an Eligibility Computation Period cannot be determined without undue administrative difficulty, such person shall be credited with 45 Hours of Service for each week in which he or she completes one Hour of Service. Notwithstanding any provision in the Plan to the contrary, (i) not more than 501 Hours of Service shall be credited to any person on account of any single continuous period during which such person performs no duties; (ii) no credit shall be granted for any period with respect to which a person receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable worker’s compensation or disability insurance laws; and (iii) no credit shall be granted for a payment which solely reimburses a person for medical or medically related expenses incurred by such person. Hours of Service shall be credited to the Plan Year in which payment for such Hours of Service is made. Determination and crediting of Hours of Service shall be under Department of Labor Regulations Sections 2530.200b-2 and 3.

2.28. Investment Funds means the funds described in Section 5.3.

2.29. Key Associate means a “key employee” as defined in Section 416(i) of the Code.

2.30.   Leased Employee means any person (other than an Associate) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient. A person who is considered to be a “Leased Employee” of an Employer or related person shall not be considered an Associate for purposes of participating in the Plan or receiving any contribution or benefit under the Plan. However, if such person becomes a Participant as a result of subsequent employment with an Employer or related person, he or she shall receive vesting and eligibility service for his or her employment as a Leased Employee.

2.31. Limitation Year means the Plan Year.

2.32. L Brands means L Brands, Inc., a Delaware corporation, and any successor thereto.

2.33.   Matching Account means the portion of the Account of a Participant consisting of Matching Contributions, as adjusted under the Plan, plus the Participant’s stock bonus account as maintained under the Plan prior to July 1, 1990.

2.34. Matching Contributions means the amount contributed by the Employer under Section 4.3.

2.35.   Non-Highly Compensated Associate means any Associate other than a Highly Compensated Associate.

2.36. Non-Key Associate means any Associate who is not a Key Associate.

2.37. Normal Retirement Date means the date a Participant attains age 65.

2.38.   Participant means any person who has been admitted to participation in the Plan and has not ceased participation in the Plan.

2.39.   Plan means the L Brands, Inc. 401(k) Savings and Retirement Plan, a profit sharing plan containing a cash or deferred arrangement, as set forth herein and as the same may from time to time be amended.

2.40.   Plan Sponsor means L Brands Service Company, LLC, a Delaware limited liability company, and any successor thereto. Notwithstanding any provision herein to the contrary, any action permitted or required to be taken by the Plan Sponsor hereunder also may be taken by L Brands, through action of the Compensation Committee.

2.41. Plan Year means the calendar year.

2.42.   Post-Tax Savings Account means the portion of the Account of a Participant consisting of Post-Tax Savings Contributions, as adjusted under the Plan.

2.43.   Post-Tax Savings Contributions means the amount contributed by the Participant on an after-tax basis, as permitted by the Plan or other Affiliate’s Plan, prior to January 1, 1989.

2.44.   Pre-Tax Savings Account means the portion of the account of a Participant consisting of Pre-Tax Savings Contributions, as adjusted under the Plan.

2.45.   Pre-Tax Savings Contributions means the amount contributed by the Employer as a result of a Participant’s election on an Enrollment and Change Designation to reduce his or her Compensation, excluding amounts contributed as Roth Savings Contributions. Except as otherwise specifically provided in the Plan, the term “Pre-Tax Savings Contributions” when used herein shall include all Pre-Tax Savings Contributions that are treated as Catch-Up Contributions in accordance with Section 4.10.

2.46.   Retirement Account means the portion of the Account of a Participant consisting of Retirement Contributions, as adjusted under the Plan.

2.47. Retirement Contribution means the amount contributed by the Employer under Section 4.1.

2.48.   Retirement Plan Committee means the committee appointed by the Compensation Committee pursuant to Section 9.1.

2.49.   Rollover Account means the portion of the Account of a Participant consisting of Rollover Contributions, as adjusted under the Plan.

2.50.   Rollover Contribution means the amount contributed by an Associate as a rollover contribution in accordance with Section 402 of the Code, excluding Roth Rollover Contributions.

2.51.   Roth Conversion Amounts means the amounts which (i) a Participant, (ii) a Beneficiary who is a surviving Spouse or (iii) an alternate payee who is a current or former Spouse has irrevocably elected to convert to Roth contributions, as provided in Section 4.13. All Roth Conversion Amounts shall be transferred directly to a Roth Conversion Subaccount within the Participant’s (or Beneficiary’s or alternate payee’s) Roth Savings Account.

2.52.   Roth Conversion Subaccount means the portion of a Roth Savings Account consisting of Roth Conversion Amounts, as adjusted under the Plan.

2.53.   Roth Rollover Account means the portion of the Account of a Participant consisting of Roth Rollover Contributions, as adjusted under the Plan.

2.54.   Roth Rollover Contribution means the amount contributed by an Associate as a Roth rollover contribution from a designated Roth account contained in an Eligible Retirement Plan (as defined in Section 8.1(b)(ii)) of another employer in accordance with Section 402A of the Code.

2.55.   Roth Savings Account means the portion of the account of a Participant consisting of Roth Savings Contributions and Roth Conversion Amounts, as adjusted under the Plan.

2.56.   Roth Savings Contributions means the amount that a Participant, as a result of the Participant’s election on an Enrollment and Change Designation to reduce his or her Compensation, has irrevocably designated as being contributed in lieu of all or a portion of the Pre-Tax Savings Contributions that the Participant is otherwise eligible to make under the Plan, and that is treated by the Employer as includible in the Participant’s gross income pursuant to Section 402A of the Code at the time the Participant would have received that amount in cash if the Participant had not elected to make the contribution. Except as otherwise specifically provided in the Plan, the term “Roth Savings Contributions” when used herein shall include all Roth Savings Contributions that are treated as Catch-Up Contributions in accordance with Section 4.10.

2.57.   Savings Contribution Enrollment Date means the first day of the first Enrollment Period beginning after an Associate has become an Eligible Associate for purposes of Section 4.2 of the Plan (regarding Pre-Tax Savings Contributions and Roth Savings Contributions).

2.58. Self-Managed Brokerage Accounts means self-directed accounts described in Section 5.3.

2.59.   Separation Date means the date on which an Associate incurs a severance from employment with the Employer for any reason.

2.60.   Spouse means the individual to whom a Participant is legally married under the laws of the state or country in which the individual and the Participant were married, even if such marriage is not recognized under the laws of the state or country in which the Participant resides or is employed.

2.61.   Taxable Wage Base means the contribution and benefit base in effect under Section 230 of the Social Security Act for the first day of any Plan Year.

2.62.   Top-Heavy Plan means the Plan for any Plan Year if, on the determination date, the sum of the aggregate present value of the cumulative accrued benefits for Key Associates under all defined benefit plans in the Aggregation Group and the aggregate accounts of Key Associates under all defined contribution plans in the Aggregation Group exceeds 60% of a similar sum for all participants and beneficiaries (other than former Key Associates) under plans in the Aggregation Group, determined in accordance with Section 416 of the Code. The ratio determined under this Section 2.63 shall: (a) take into account all distributions made during a 1-year period ending on the most recent determination date; provided that in the case of a distribution made for a reason other than severance from employment, death or disability, the phrase, “5-year period” shall be substituted for the phrase, “1-year period” and (b) shall not take into account any accrued benefit or account balance of an individual who has not performed services for the employer during a 1-year period ending on the determination date. The determination date for a Plan Year is the last day of the preceding Plan Year. For purposes of this Section 2.63, “Aggregation Group” means: (i) the Plan; (ii) any plan of an Affiliate in which a Key Associate (or any of a Key Associate’s Beneficiaries) is a participant; (iii) any plan which enables any plan described in subsections (i) or (ii) to meet the requirements of Sections 401(a)(4) or 410 of the Code; (iv) any plan which was maintained by an Affiliate within the five years ending on the determination date and would but for the fact it was terminated be part of the Aggregation Group; and (v) any plan of any Affiliate designated by the Employer, the inclusion of which in the Aggregation Group would not cause the Aggregation Group to fail to meet the requirements of Sections 401(a)(4) and 410 of the Code.

2.63.   Total and Permanent Disability means a physical or mental condition (i) of such severity and probable prolonged duration as to entitle the Participant to disability retirement benefits under the then-existing federal Social Security Act, or (ii) which qualifies as a total disability as defined under L Brands Long-Term Disability Plan for periods after the disability extension period. For purposes of the Plan, a Participant who is found to have incurred a Total and Permanent Disability shall be deemed to have incurred a Separation Date on the date his or her employment terminates in accordance with his or her Employer’s employment policies. Notwithstanding the foregoing, a Participant will not be considered to have a Total and Permanent Disability under clause (ii) of the first sentence of this Section 2.64 until the date the Participant’s employment terminates in accordance with his or her Employer’s employment policies.

2.64.   Trust Agreement means the trust agreement entered into between the Plan Sponsor and the Trustee to fund the benefits payable under the Plan, as the same presently exists and as it may from time to time hereafter be amended.

2.65. Trustee means the party or parties acting as such under the Trust Agreement.

2.66.   Trust Fund or Trust means all of the assets of the Plan held by the Trustee at any time under the Trust Agreement.

2.67.   Valuation Date means any day that the New York Stock Exchange is open for business or any other date chosen by the Retirement Plan Committee.

2.68.   Year of Eligibility Service means an Eligibility Computation Period in which a person has completed 1,000 or more Hours of Service. For purposes of determining whether an Associate has completed a Year of Eligibility Service, an Associate who is on unpaid leave of absence taken under the Family and Medical Leave Act of 1993, or who is classified by the Employer as furloughed without pay during the period beginning April 5, 2020 and ending December 31, 2021, shall be credited with the Hours of Service with which a similarly-situated

Participant would normally have been credited if such leave or furlough had not occurred, as determined in accordance with reasonable procedures adopted from time to time by the Retirement Plan Committee.

2.69. Year of Vesting Service means a Plan Year during which a person (i) hired prior to January 1, 2010 is credited with at least 500 Hours of Service or (ii) hired on or after January 1, 2010, is credited with at least 1,000 Hours of Service. Notwithstanding anything in the preceding sentence to the contrary, a rehired Associate whose original date of hire is prior to January 1, 2010 and who has a rehire date of January 1, 2010 or later, shall be subject to clause (i) in the immediately preceding sentence. If an Associate has, prior to becoming an Associate, been employed by an Affiliate in a category of employment eligible to participate in an Affiliate Plan, then such Participant’s service for Plan Years ending prior to the date such person becomes an Associate shall be determined under the provisions of such Affiliate Plan. For purposes of determining whether an Associate has completed a Year of Vesting Service, an Associate who is on unpaid leave of absence taken under the Family and Medical Leave Act of 1993, or who is classified by the Employer as furloughed without pay during the period beginning April 5, 2020 and ending December 31, 2021, shall be credited with the Hours of Service with which a similarly-situated Participant would normally have been credited if such leave or furlough had not occurred, as determined in accordance with reasonable procedures adopted from time to time by the Retirement Plan Committee.

Article III
PARTICIPATION

3.1.  Eligibility and Participation.

(a)  An Eligible Associate shall become a Participant on the date which is the earliest of the date on which such person first (i) makes Pre-Tax Savings Contributions or Roth Savings Contributions to the Plan, as provided in Section 4.2, (ii) makes Rollover Contributions or Roth Rollover Contributions to the Plan, as provided in Section 4.4, or (iii) receives Retirement Contributions, as provided in Section 4.1.

(b)  A Participant who ceases to be an Eligible Associate shall no longer be eligible to make Pre-Tax Savings Contributions, Roth Savings Contributions, Rollover Contributions and Roth Rollover Contributions, and to receive Retirement Contributions, Matching Contributions, allocations of forfeitures or any other Employer contribution as of the individual’s Separation Date (or, if applicable, the date the Associate ceases to be an Eligible Associate). If a Participant incurs a Separation Date and is subsequently reemployed as an Eligible Associate and such individual either has incurred fewer than five consecutive Breaks in Service or has a vested interest in the Plan, then such Participant shall resume eligibility to make Pre-Tax Savings Contributions, Roth Savings Contributions, Rollover Contributions and Roth Rollover Contributions, and to receive Retirement Contributions, Matching Contributions, allocations of forfeitures or any other Employer contribution, as follows:

(i)  If a rehired Eligible Associate was previously only a Participant with respect to his or her Rollover Account and/or Roth Rollover Account (i.e., prior to the

Participant’s Separation Date, such Associate was not an Eligible Associate for purposes of Sections 4.1, 4.2 or 4.3 of the Plan), such rehired Eligible Associate shall become a Participant in the Plan in accordance with the terms of Subsection 3.1(c) of the Plan.

(ii)  For purposes of Section 4.2 of the Plan (regarding Pre-Tax Savings Contributions and Roth Savings Contributions), if a rehired Eligible Associate previously was eligible to participate for purposes of Section 4.2, such individual shall be eligible to make Pre-Tax Savings Contributions and/or Roth Saving Contributions to the Plan as of the first day of the first Enrollment Period beginning after such individual’s rehire date.

(iii)  For purposes of Sections 4.1 and 4.3 of the Plan (regarding Retirement Contributions and Matching Contributions), a rehired Eligible Associate shall be eligible to receive Retirement Contributions and Matching Contributions as of the first day of the first Enrollment Period beginning after such individual’s rehire date, provided however, if such individual had not previously completed one Year of Eligibility Service, such individual must first complete one Year of Eligibility Service and shall then be eligible as of such individual’s Employer Contribution Enrollment Date.

(c)  An Associate who was not a Participant in the Plan (or who participated only for purposes of Section 4.4 regarding Rollover Contributions and Roth Rollover Contributions) who incurs a Separation Date and is subsequently reemployed as an Associate shall be eligible to participate in the Plan as follows:

(i)  A rehired Associate may make Rollover Contributions and Roth Rollover Contributions in accordance with Section 4.4 immediately.

(ii)  An Associate who is rehired as a Full-Time Associate (A) shall be eligible to make Pre-Tax Savings Contributions and/or Roth Savings Contributions to the Plan as of the first day of the first Enrollment Period beginning after such individual’s rehire date and (B) shall be eligible to receive Retirement Contributions and Matching Contributions as of the first day of the first Enrollment Period beginning after such individual’s rehire date, provided however, if such individual had not previously completed one Year of Eligibility Service, such individual must first complete one Year of Eligibility Service and shall then be eligible to receive Retirement Contributions and Matching Contributions as of such individual’s Employer Contribution Enrollment Date. For purposes of Subparagraph 3.1(c)(ii)(B), if the Associate is rehired prior to incurring one or more Breaks in Service, such Associate shall, for purposes of satisfying the one Year of Eligibility Service requirement to receive Retirement Contributions and Matching Contributions, resume accumulating Hours of Service upon such individual’s date of reemployment.

(iii)  An Associate who is not a Full-Time Associate who (A) has not earned at least one Year of Eligibility Service prior to his or her Separation Date and (B) is rehired prior to incurring one or more Breaks in Service shall, for purposes of satisfying the one Year of Eligibility Service requirement to make Pre-Tax Savings Contributions and/or Roth Savings Contributions and receive Retirement Contributions and Matching

Contributions, resume accumulating Hours of Service upon such individual’s date of reemployment.

(iv)  An Associate who is not a Full-Time Associate who (A) did not earn at least one Year of Eligibility Service prior to his or her Separation Date and (B) has incurred at least one Break in Service, but fewer than five consecutive Breaks in Service, shall be required to complete one Year of Eligibility Service upon his or her reemployment in order to participate in the Plan for purposes of Sections 4.1, 4.2 and 4.3.

(v)  An Associate who is not a Full-Time Associate who (A) has earned at least one Year of Eligibility Service prior to his or her Separation Date, (B) has incurred fewer than 5 consecutive Breaks in Service and (C) is rehired prior to the first anniversary of such individual’s original date of hire shall be eligible to participate in the Plan as of the first day of the first Enrollment Period beginning after the first anniversary of such individual’s original date of hire.

(vi)  Any Associate who (A) has earned at least one Year of Eligibility Service prior to his or her Separation Date, (B) has incurred fewer than 5 consecutive Breaks in Service and (C) is rehired after the first anniversary of his or her original hire date shall be eligible to participate in the Plan on such individual’s date of reemployment and may make Pre-Tax Savings Contributions and/or Roth Savings Contributions as of the first Enrollment Period following such date.

(d)  If an Associate (including a Participant) who incurs a Separation Date also incurs five or more consecutive Breaks in Service and was not vested in any portion of his or her Account or did not become a Participant in the Plan prior to the Associate’s Separation Date, the Associate shall, upon reemployment, be required to satisfy the requirements of Section 3.1 as though such Associate had not previously been an Associate (i.e., without regard to any previously earned Years of Eligibility Service).

(e)  If any Years of Eligibility Service are not required to be taken into account because of a period of Breaks in Service to which Sections 3.1(b), (c) or (d) applied, such Years of Eligibility Service shall not be taken into account in applying this Section 3.1 to any subsequent Breaks in Service.

3.2.  Waiver of Participation. An Eligible Associate shall not have the right to waive participation unless the Retirement Plan Committee, in its sole discretion, determines to allow written waivers of participation. If such waivers are permitted, they shall be permitted on a nondiscriminatory basis and shall be effective on a year-to-year basis only. The Retirement Plan Committee retains the right not to permit waivers in any year or years, even if such waivers have been permitted in previous years.

3.3.  Change in Status. In the event that a person who has been in the employ of an Affiliate in a category of employment not eligible for participation in the Plan subsequently becomes an Associate by reason of a change in status to a category of employment eligible for participation, he or she shall become a Participant as of the date on which his or her change in status occurs, if, on such date, he or she has otherwise satisfied the requirements for participation in the Plan. If, on such date, he or she has not satisfied such requirements, he or she will become a Participant on the date of satisfaction of said requirements.

3.4.  Omission of Eligible Associate. If, in any Plan Year, any Eligible Associate who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the Plan Year has been made and allocated, the Employer shall make a contribution with respect to the omitted Eligible Associate equal to the amount which the Eligible Associate would have received as an allocation of the Retirement Contribution had the Eligible Associate not been omitted, plus earnings thereon as determined in accordance with applicable law.

3.5.  Inclusion of Ineligible Associate. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a Matching Contribution or Retirement Contribution for the Plan Year has been made and allocated, the Employer shall not be entitled to recover the Matching Contribution or Retirement Contribution made with respect to the ineligible person, and any earnings thereon, unless no deduction is allowable with respect to such Matching Contribution or Retirement Contribution. The amount contributed, together with any earnings thereon, with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

3.6.  Cessation of Participation by ADS Transferred Associates. Notwithstanding any provision of the Plan to the contrary, the participation of each ADS Transferred Associate shall cease as of his or her ADS Transfer Date.

Article IV
CONTRIBUTIONS

4.1.  Retirement Contributions.

(a)  For each Plan Year, the Employer shall make non-service related Retirement Contributions to the Trust Fund, in cash and/or Employer Securities, on behalf of each Eligible Associate who (i) has completed at least one Year of Eligibility Service, (ii) completes 1,000 Hours of Service during such Plan Year, and (iii) is employed on the last day of such Plan Year, in an amount equal to (y) the sum of (A) 3% of such Eligible Associate’s Compensation not in excess of the Taxable Wage Base and (B) 6% of such Eligible Associate’s Compensation in excess of the Taxable Wage Base, or (z) such other greater or lesser amount as the Employer, in its absolute discretion, shall determine prior to the date on which the contributions are required to be made. The Plan Sponsor will notify the Trustee, in writing, of the amount of non-service related Retirement Contributions for each Plan Year.

(b)  For each Plan Year, the Employer shall make service related Retirement Contributions to the Trust Fund, in cash and/or Employer Securities, on behalf of each Eligible Associate who (i) has completed at least one Year of Eligibility Service, (ii) completes 1,000 Hours of Service during such Plan Year, (iii) is employed on the last day of such Plan Year and (iv) has completed five or more Years of Vesting Service as of the last day of such Plan Year, in an amount equal to (y) the sum of (A) 1% of such Eligible Associate’s Compensation not in excess of the Taxable Wage Base and (B) 2% of Compensation in excess of the Taxable Wage Base, or (z) such greater or lesser amount as the Employer, in its absolute discretion, shall determine prior to the date on which the contributions are required to be made. The Plan Sponsor will notify the Trustee, in writing, of the amount of service related Retirement Contributions for each Plan Year.

(c)  For purposes of determining whether an Associate is eligible for an allocation of Retirement Contributions pursuant to Subsections 4.1(a) or 4.1(b), an Associate who is on unpaid leave taken under the Family and Medical Leave Act of 1993, or who is classified by the Employer as furloughed without pay during the period beginning April 5, 2020 and ending December 31, 2021, shall be credited with the Hours of Service with which a similarly-situated Participant would normally have been credited if such leave or furlough had not occurred, as determined in accordance with reasonable procedures adopted from time to time by the Retirement Plan Committee, and any Associate on such leave or furlough on the last day of a Plan Year shall be treated as employed on such date.

(d)  Notwithstanding any provision of the Plan to the contrary, for purposes of this Section 4.1, an Eligible Associate’s Compensation shall not include any amounts earned prior to the Eligible Associate’s Employer Contribution Enrollment Date (or, in the case of a rehired Associate, the applicable entry date provided for under Subsections 3.1(b) and (c) of the Plan).

(e)  Notwithstanding any provision of the Plan to the contrary, an ADS Transferred Associate whose ADS Transfer Date occurs on or before December 31, 2012, shall be entitled to receive non-service related Retirement Contributions and service related Retirement Contributions for the Plan Year ending December 31, 2012, in the amounts set forth in Subsections (a) and (b) of this Section 4.1, regardless of whether such ADS Transferred Associate has completed the eligibility requirements for Retirement Contributions as set forth in Subsections (a)(iii) and (b)(iii) of this Section 4.1; provided, however, that the amount of such Retirement Contributions shall be based solely on Compensation received by such ADS Transferred Associate on or before the last day of the month in which his or her ADS Transfer Date occurs.

(f)  Notwithstanding any provision of the Plan to the contrary, an Eligible Associate who is involuntarily terminated in connection with a reduction in force implemented by the Employer on or about April 1, 2013, and whose last day of employment with the Employer is on or before December 31, 2013, shall be entitled to receive non-service related Retirement Contributions and service related Retirement Contributions for the Plan Year ending December 31, 2013, in the amounts set forth in Subsections (a) and (b) of this Section 4.1, regardless of whether such Eligible Associate has completed the eligibility requirements for Retirement Contributions as set forth in Subsections (a)(iii) and (b)(iii) of this Section 4.1; provided, however, that the amount of such Retirement Contributions shall be based solely on Compensation received by such Eligible Associate on or before the last day of the month in which his or her involuntary termination occurs.

(g)  Notwithstanding any provision of the Plan to the contrary, an Eligible Associate who is involuntarily terminated in connection with a reduction in force implemented by the

Employer on or about April 1, 2014, and whose last day of employment with the Employer is before December 31, 2014, shall be entitled to receive non-service related Retirement Contributions and service related Retirement Contributions for the Plan Year ending December 31, 2014, in the amounts set forth in Subsections (a) and (b) of this Section 4.1, regardless of whether such Eligible Associate has completed the eligibility requirements for Retirement Contributions as set forth in Subsections (a)(ii) and (iii) and (b)(ii) and (iii) of this Section 4.1; provided, however, that the amount of such Retirement Contributions shall be based solely on Compensation received by such Eligible Associate on or before the last day of the month following the month in which his or her involuntary termination occurs.

(h)  Notwithstanding any provision of the Plan to the contrary, an Eligible Associate who (i) is involuntarily terminated Without Cause during a Plan Year, or (ii) who is a 55/7 Retiree during a Plan Year, shall be entitled to receive non-service related Retirement Contributions and service related Retirement Contributions for such Plan Year in the amount set forth in Subsections (a) and (b) of this Section 4.1, regardless of whether such Eligible Associate has completed the eligibility requirements for Retirement Contributions as set forth in Subsections (a)(ii) and (iii) and (b)(ii) and (iii) of this Section 4.1 for such Plan Year.

For purposes of this Section 4.1(h), an involuntary termination “Without Cause” shall include (1) the Associate’s death or Total and Permanent Disability, (2) termination resulting from staff reductions, a corporate or business restructuring, or a facility closing, or (3) an involuntary termination for any other reason which is not deemed to be a termination for cause under the Employer’s personnel practices or policies.

For purposes of this Section 4.1(h), a “55/7 Retiree” shall mean an Eligible Associate who voluntarily terminates employment with the Employer, and, who, as of the last day of the Plan Year during which the Separation Date occurs, is at least age 55 and has completed at least seven (7) Years of Vesting Service.

4.2.  Pre-Tax and Roth Savings Contributions.

(a)  An Associate shall be eligible to make Pre-Tax Savings Contributions and/or Roth Savings Contributions as of the Associate’s Savings Contribution Enrollment Date. A Participant who is no longer a Full-Time Associate but remains an Associate shall continue to be eligible to make Pre-Tax Savings Contributions and/or Roth Savings Contributions. A rehired Associate shall be eligible to make Pre-Tax Savings Contributions and/or Roth Savings Contributions in accordance with the terms of Subsections 3.1(b) and (c).

(b)  A Participant may change the amount of his or her Pre-Tax Savings Contributions and/or Roth Savings Contributions, or discontinue Pre-Tax Savings Contributions and/or Roth Savings Contributions, at any time by submitting a new Enrollment and Change Designation. The Enrollment and Change Designation shall become effective subsequent to such election when administratively practicable and shall provide for reduction of the Compensation of such Participant and a corresponding contribution to the Plan by the Employer as a Pre-Tax Savings Contribution, which shall be allocated to the Participant’s Pre-Tax Savings Account, and/or a Roth Savings Contribution, which shall be allocated to the Participant’s Roth Savings Account. Each Participant shall be entitled to direct in his or her Enrollment and Change Designation that an aggregate contribution (including any Pre-Tax Savings Contributions and Roth Savings Contributions) of up to 75% of the Participant’s Compensation be made during each payroll period of the Employer. Notwithstanding any provision of the Plan to the contrary, for purposes of this Subsection 4.2(b), a Participant’s Compensation shall not include any amounts earned prior to the Participant’s Savings Contribution Enrollment Date (or, in the case of a rehired Associate, the applicable entry date provided for under Subsections 3.1(b) and (c) of the Plan). In the event that a Participant does not designate on his Enrollment and Change Designation whether the contributions elected to be made are Pre-Tax Savings Contributions or Roth Savings Contributions, all contributions elected on such application shall be deemed for all purposes of the Plan to be Pre-Tax Savings Contributions.

(c)  A Participant’s Pre-Tax Savings Contribution and Roth Savings Contributions for a Plan Year, when aggregated with any pre-tax and Roth savings contributions made to any plan maintained by an Affiliate, shall not exceed the dollar limit established under Section 402(g) of the Code (except to the extent permitted under the Catch-Up Contribution provisions set forth in Section 4.10 of the Plan and Section 414(v) of the Code). Any Pre-Tax Savings Contribution or Roth Savings Contribution which would exceed any applicable limit shall be returned to the Participant, together with earnings thereon through the end of the calendar year in which such contribution was made, by April 15th of the next following Plan Year; provided that, if such excess contributions were the result of contributions made both to the Plan and to a plan or plans not maintained by the Employer or an Affiliate, the Participant must first notify the Retirement Plan Committee of the amount of such excess allocable to the Plan by March 1 of the year following the year in which the excess contribution occurred. To the extent that any Pre-Tax Savings Contributions or Roth Savings Contributions are distributed to a Highly Compensated Associate pursuant to this Subsection 4.2(c), any Matching Contributions allocated to the Highly Compensated Associate with respect to such distributed Pre-Tax Savings Contributions and Roth Savings Contributions shall be forfeited and applied in accordance with Section 4.8. In the event both Pre-Tax Savings Contributions and Roth Savings Contributions were made on behalf of a Participant for the Plan Year to which the excess contributions relate, any excess Pre-Tax Savings Contributions will be returned to the Participant first, subject to any alternative procedure as may be adopted by the Retirement Plan Committee from time to time.

4.3.  Matching Contributions.

(a)  The Employer shall make a Matching Contribution in cash and/or Employer Securities for each Participant who (i) makes a Pre-Tax Savings Contribution or Roth Savings Contribution and (ii) has completed at least one Year of Eligibility Service. The Matching Contribution shall equal 100% of the Participant’s Pre-Tax Savings Contributions and Roth Savings Contributions for a Plan Year (not exceeding 4% of the Participant’s Compensation) made on or after the Participant’s Employer Contribution Enrollment Date (or, in the case of a rehired Associate, the applicable entry date provided for under Subsections 3.1(b) and (c) of the Plan). Matching Contributions shall be allocated to the Matching Accounts of the Participants with respect to whom the contributions are made.

(b)  Except as otherwise provided in Section 4.12, the Plan is intended to satisfy the safe harbor method of meeting the nondiscrimination requirements set forth under Section 401(k)(12) and Section 401(m)(11) of the Code. Accordingly, the Employer shall, within a reasonable period before any year, give each Eligible Associate written notice of his or her rights and obligations under this Section 4.3 which notice is sufficiently accurate and comprehensive to apprise the Eligible Associate of such rights and obligations, and written in a manner calculated to be understood by the average employee eligible to participate.

(c)  Notwithstanding any provision of the Plan to the contrary, for purposes of this Section 4.3, (i) any Compensation earned by a Participant for any period during which the Participant is not eligible to receive Matching Contributions shall not be taken into account for purposes of determining the amount of the Participant’s Matching Contribution, and (ii) any Compensation earned by a Participant for periods during which the Participant is eligible to receive Matching Contributions but for which no Pre-Tax Savings Contributions or Roth Savings Contributions were made by the Participant shall be taken into account for purposes of determining the amount of the Participant’s Matching Contribution.

4.4.  Rollover Contributions.

(a)  The Retirement Plan Committee may authorize the Trustee to accept a Rollover Contribution directly from an Associate or from an Eligible Retirement Plan (as defined in Paragraph 8.1(b)(ii)) on behalf of the Associate, provided that such Rollover Contribution is an Eligible Rollover Distribution (as defined in Paragraph 8.1(b)(i)). A Rollover Contribution received directly from an Associate must be paid to the Trustee in cash within 60 days after the date the Associate received the amounts representing the Rollover Contribution from an Eligible Retirement Plan. A Rollover Contribution received directly from another Eligible Retirement Plan may be paid to the Trustee in cash or kind, provided that the Trustee may refuse to receive any in kind transfer if the Trustee finds the in kind assets unacceptable. Rollover Contributions described in this Section 4.4(a) shall be posted to the applicable Associate’s Rollover Account as soon as administratively feasible after the date the contribution is received by the Trustee. A Rollover Contribution may include a rollover from an Associate’s after-tax employee contribution portion of a qualified plan described in Section 401(a) or 403(a) of the Code to the Plan, provided that such distribution is eligible for a tax free rollover within the meaning of Section 402(c)(2) of the Code and is made by means of a direct trustee-to-trustee transfer. The Associate shall present a written certification to the Trustee that the Associate’s Rollover Contribution satisfies the requirements of this Subsection 4.4(a).

(b)  The Retirement Plan Committee may authorize the Trustee to accept a Roth Rollover Contribution directly from an Associate or from a designated Roth account (as described in Section 402A of the Code) of an Eligible Retirement Plan (as defined in Paragraph 8.1(b)(ii)) on behalf of the Associate, provided that such Roth Rollover Contribution is an Eligible Rollover Distribution (as defined in Paragraph 8.1(b)(i)). A Roth Rollover Contribution received directly from an Associate must be paid to the Trustee in cash within 60 days after the date the Associate received the amounts representing the Roth Rollover Contribution from an Eligible Retirement Plan. A Roth Rollover Contribution received directly from another Eligible Retirement Plan may be paid to the Trustee in cash or kind, provided that the Trustee may refuse to receive any in kind transfer if the Trustee finds the in kind assets unacceptable. Roth Rollover Contributions described in this Section 4.4(b) shall be posted to the applicable Associate’s Roth Rollover Account as soon as administratively feasible after the date the contribution is received by the Trustee. The Associate shall present a written certification to the Trustee that the Associate’s Roth Rollover Contribution satisfies the requirements of this Subsection 4.4(b).

(c)  Rollover Contributions shall be accounted for separately and shall be credited to an Associate’s Rollover Account. Furthermore, within an Associate’s Rollover Account, any Rollover Contributions which are rolled over as an after-tax employee contribution to the Plan shall be accounted for separately. Roth Rollover Contributions shall be accounted for separately and shall be credited to an Associate’s Roth Rollover Account.

(d)  An Associate who has made a Rollover Contribution or Roth Rollover Contribution shall be deemed to be a Participant with respect to his or her Rollover Account or Roth Rollover Account, respectively, even if he or she is not otherwise a Participant.

4.5.  Timing of Contributions.

All Pre-Tax Savings Contributions and Roth Savings Contributions shall be made no later than the earlier of (i) the earliest date after the reduction of Associates’ Compensation on which the Pre-Tax Savings Contributions and Roth Savings Contributions can reasonably be segregated from the Employer’s general assets or (ii) the 15th business day of the month following the month of the date of payroll deduction on which such Associates’ Compensation was reduced. Retirement Contributions and Matching Contributions shall be made no later than the due date (including extensions) of the Federal income tax return of the Plan Sponsor for the fiscal year of the Plan Sponsor which includes the last day of the Plan Year for which such contribution is made. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and the Trust Agreement.

4.6.  Annual Additions and Limitations.

(a)  Notwithstanding any other provisions of the Plan, in no event shall the annual additions to a Participant’s Account for any Plan Year exceed the lesser of (i) $58,000 as adjusted in accordance with Section 415(d) of the Code or (ii) 100% of such Participant’s Compensation. All amounts contributed to any defined contribution plan maintained by any Affiliate other than a plan described in Section 415(c)(6) of the Code shall be aggregated with contributions made by the Employer under the Plan in computing any Participant’s annual additions for a Plan Year. In no event shall the amount allocated to the Account of any Participant be greater than the maximum amount allowed under Section 415 of the Code with respect to any combination of plans without disqualification of any such plan.

(b)  For purposes of this Section 4.6, the term “annual additions” means the sum for any Plan Year of all Employer and Associate contributions and forfeitures allocated to the Account of a Participant, and amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Plan Sponsor or an Affiliate.

(c)  If a Participant’s annual additions would otherwise exceed the limitations set forth in this Section 4.6, such excess shall be corrected in accordance with Revenue Procedure

2008-50 or such other guidance as may be prescribed by the Commissioner of the Internal Revenue Service.

4.7.  Fail-Safe Allocations of Retirement Contributions. Notwithstanding anything in the Plan to the contrary, if the Plan would otherwise fail to meet the requirements of Sections 401(a)(4) or 410(b) of the Code because service related or non-service related Retirement Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(a)  The group of Participants eligible to share in the service related Retirement Contributions for the Plan Year shall be expanded to include the minimum number of Participants (who have less than five Years of Vesting Service and so would not otherwise be eligible to share in the service-related Retirement Contributions) as are necessary to satisfy the applicable test. The specific Participants who shall become eligible under the terms of this Subsection 4.7(a) shall be those Participants who are actively employed on the last day of the Plan Year, have completed 1,000 Hours of Service during the Plan Year, who are Non-Highly Compensated Associates with at least four Years of Vesting Service, and who, when compared to similarly situated Participants, have the earliest original hire date.

(b)  The group of Participants eligible to share in the non-service related Retirement Contribution for the Plan Year shall be expanded to include the minimum number of Participants (who failed to complete 1,000 Hours of Service during the Plan Year and so would not otherwise be eligible to share in the Retirement Contribution) as are necessary to satisfy the applicable test. The specific Participants who shall become eligible under the terms of this Subsection 4.7(b) shall be those who are actively employed on the last day of the Plan Year and who, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

(c)  If after application of the previous Subsection 4.7(b), the applicable test is still not satisfied, then the group of Participants eligible to share in the non-service related Retirement contribution for the Plan Year shall be further expanded to include the minimum number of former Participants (who are not employed on the last day of the Plan Year and so would not otherwise be eligible to share in the Retirement Contribution) as are necessary to satisfy the applicable test. The specific former Participants who shall become eligible under the terms of this Subsection 4.7(c) shall be those former Participants who are Non-Highly Compensated Associates with at least three Years of Vesting Service who, when compared to similarly situated former Participants, have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

(d)  Nothing in this Section 4.7 shall permit the reduction of a Participant’s benefit. Therefore, any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In the event additional allocations are required, the Employer shall make an additional contribution equal to the additional allocations, even if such additional amount exceeds the amount which would be deductible under Section 404 of the Code. Any adjustment to the allocations pursuant to this Section 4.7 shall be made by the October 15 of the Plan Year after the Plan Year to which the allocations relate and shall be considered to be made as of the last day of the Plan Year to which the allocations relate.

4.8.  Forfeitures. Forfeitures (other than Forfeitures reinstated pursuant to Section 7.2) shall be applied to reduce contributions or to pay Plan expenses in such manner as the Retirement Plan Committee determines.

4.9.  Exclusive Benefit; Refund of Contributions.

(a)  All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and except as otherwise permitted by law, such contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, including the costs of maintaining and administering the Plan and Trust Fund.

(b)  Notwithstanding the foregoing, amounts contributed to the Trust Fund by the Employer may be refunded to the Employer under the following circumstances and subject to the following limitations:

(i)  To the extent that a Federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall return to the Employer the amount so disallowed within one year of the date of such disallowance; and

(ii)  In the event a contribution is made, in whole or in part, by reason of a mistake of fact, the Trustee shall return to the Employer so much of such contribution as is attributable to the mistake of fact within one year after the payment of the contribution to which the mistake applies.

(c)  In the case of a refund described in Paragraph (i) or (ii) of Subsection 4.9(b), the amount to be returned shall be the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer must be limited to avoid such reduction.

4.10.  Catch-Up Contribution. All Participants who have elected to make Pre-Tax Savings Contributions and/or Roth Savings Contributions for a Plan Year and who will attain age 50 on or before the last day of their taxable year are eligible to make a Catch-Up Contribution during such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code. In furtherance of, but without limiting, the foregoing, to the extent permitted under Section 414(v) of the Code, Pre-Tax Savings Contributions and/or Roth Savings Contributions for such a Participant for a Plan Year which exceed the maximum contribution permitted under Section 4.2(c) for the Plan Year or the maximum contribution permitted under Section 4.6 for the Plan Year shall be treated as a Catch-Up Contribution; provided, however, that whether Pre-Tax Savings Contributions and Roth Savings Contributions are in excess of any applicable limit and therefore shall be treated as a Catch-Up Contribution shall be determined as of the end of the Plan Year. The Catch-Up Contribution will not be taken into account for purposes of the limitation on the maximum amount of the Participant’s Pre-Tax Savings Contributions and Roth Savings Contributions for a Plan Year under Subsection 4.2(c) of the Plan (and Section 402(g) of the Code) or the limitation on contributions for a Plan Year under Section 4.6 of the Plan (and Section 415(c) of the Code). Further, by allowing such Catch-Up Contributions, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(12), 410(b) or 416 of the Code, as applicable. Except as provided in the preceding two sentences, Catch-Up Contributions shall be treated in the same manner as Pre-Tax Savings Contributions and Roth Savings Contributions for all purposes under the Plan, including for purposes of Matching Contributions under Section 4.3 of the Plan.

4.11.  Minimum Top-Heavy Contributions. For each Plan Year that the Plan is a Top-Heavy Plan, the Employer shall contribute, for and on behalf of each person who is a Participant on the last day of the Plan Year, not less than the lesser of (a) 3% of such Participant’s Compensation (or 5% of such Participant’s Compensation if the Participant also participates in a top-heavy defined benefit plan in the Aggregation Group (as defined in Section 2.63)); or (b) such Participant’s Compensation multiplied by a fraction, determined with respect to the Key Associate for whom the fraction is greatest, the numerator of which is the contribution for such Key Associate for the Plan Year (including Pre-Tax Savings Contributions and Roth Savings Contributions), and the denominator of which is the Compensation of such Key Associate for the Plan Year. In determining the minimum benefit, all contributions for any Participant to any plan included in the Aggregation Group shall be taken into account, in accordance with Section 416 of the Code. Pre-Tax Savings Contributions and Roth Savings Contributions for any Participant other than a Participant who is a Key Associate shall not be taken into account in determining such 3% (or 5%) contribution.

4.12.  Nondiscrimination Test for Disaggregated Pre-Tax and Roth Savings Contributions.

(i)  Notwithstanding any provision of the Plan to the contrary, the portion of the Plan covering Associates who are eligible to make Pre-Tax Savings Contributions and Roth Savings Contributions under Section 4.2, but who are not yet eligible to receive Matching Contributions under Section 4.3, shall be disaggregated from the portion of the Plan otherwise intended to satisfy the safe harbor method of meeting the nondiscrimination requirements and shall satisfy the nondiscrimination test of Code Section 401(k) (described in this Section 4.12) for each Plan Year in accordance with Treasury Regulation Sections 1.401(k)-1(b)(4)(iv) and 1.401(k)-3(h)(3). The nondiscrimination test provisions described in this Section 4.12 shall be applied only with regard to the disaggregated portion of the Plan for each Plan Year.

(ii)  In order to ensure that the non-discrimination test under this Section 4.12 is satisfied, the Retirement Plan Committee shall direct the Employer to adjust the Pre-Tax Savings Contributions and/or Roth Savings Contributions for the Plan Year with regard to the disaggregated portion of the Plan to the extent necessary to meet the requirements of Code Section 401(k) and shall instruct the Employer as to how such adjustment shall be made. An adjustment to Pre-Tax Savings Contributions and/or Roth Savings Contributions shall be accomplished by: (i) requiring Highly Compensated Associates to reduce (or eliminate) the Pre-Tax Savings Contributions and/or Roth

Savings Contributions to be made on his or her behalf for the Plan Year; (ii) returning Pre-Tax Savings Contributions and/or Roth Savings Contributions made on behalf of Highly Compensated Associates to such Highly Compensated Associates as of the end of the Plan Year; (iii) making a qualified nonelective contribution (as defined in Treasury Regulation Section 1.401(k)-6) for Participants who are not Highly Compensated Associates, and who elected to have Pre-Tax Savings Contributions and/or Roth Savings Contributions made for the Plan Year in accordance with Section 4.2 of the Plan; or (iv) taking such other actions as the Retirement Plan Committee deems appropriate.

(iii)  The non-discrimination requirements of Code Section 401(k) require that, in each Plan Year, the disaggregated portion of the Plan must satisfy one of the following tests:

(i)	The Actual Deferral Percentage (defined below) of the Highly Compensated Associates for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Associates for the Plan Year, multiplied by 1.25; or

(ii)	The excess of the Actual Deferral Percentage of the Highly Compensated Associates for the Plan Year over the Actual Deferral Percentage of the other eligible Associates for the Plan Year is not more than two (2) percentage points, and the Actual Deferral Percentage of the Highly Compensated Associates for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Associates for the immediately preceding Plan Year, multiplied by two (2).

(iv)  The Plan elects to utilize the current year testing method. Notwithstanding the foregoing, the Retirement Plan Committee may elect to use the immediately preceding Plan Year’s Actual Deferral Percentage for Eligible Associates who are not Highly Compensated Associates, instead of their Actual Deferral Percentage for the current Plan Year, in applying the tests described above. Such election shall be made in accordance with Code Section 401(k)(3)(A) and applicable Treasury Regulations and guidance issued by the Internal Revenue Service.

(v)  The “Actual Deferral Percentage” is the average of the ratios, calculated separately for each Associate in the disaggregated portion of the Plan in accordance with Treasury Regulation Section 1.401(k)-2(a)(3), of the amount of Pre-Tax Savings Contributions and Roth Savings Contributions that are credited under the Plan on behalf of the Eligible Associate for the Plan Year (including, with respect to Highly Compensated Associates, any excess deferrals described in Treasury Regulation Section 1.402(g)-1(a)), to the Associate’s Compensation for the Plan Year.

(vi)  Notwithstanding the foregoing, if the test described in this Section 4.12 is not satisfied for a Plan Year, the Retirement Plan Committee may use any other test permitted under Code Section 401(k) to determine whether the disaggregated portion of the Plan meets the non-discrimination requirements of Code Section 401(k). At least annually, the Retirement Plan Committee shall evaluate the Plan’s operation to assure that Pre-Tax Savings Contributions and Roth Savings Contributions elected by Associates who are Highly Compensated Associates do not cause the limitations of this Section 4.12 to be exceeded. The Employer, in the Retirement Plan Committee’s sole discretion, may make a qualified nonelective contribution to the Pre-Tax Savings Contribution Accounts of Associates who are not Highly Compensated Associates and who elected to have Pre-Tax Savings Contributions and/or Roth Savings Contributions made for the Plan Year, allocated among those Accounts in proportion to those Associates’ relative Compensation to assist the disaggregated portion of the Plan in satisfying the limitations of Section 4.12. To the extent that Associates who are Highly Compensated Associates’ Pre-Tax Savings Contribution and Roth Savings Contributions elections would, if carried out, cause the limitations of Section 4.12 to be exceeded, the elections shall be adjusted so that Pre-Tax Savings Contributions and Roth Savings Contributions (and Compensation allocable to those contributions) are returned to Associates who are Highly Compensated Associates until those contributions satisfy the limitations of Section 4.12. Refunds will be made in order of the actual dollar amount of Pre-Tax Savings Contributions and Roth Savings Contributions by Associates who are Highly Compensated Associates starting with those who have the highest contribution amounts, and reducing them to the next-highest contribution amounts (or if less, to the extent necessary to prevent violation of Code Section 401(k)(3)). This process shall be repeated until the limits of Section 4.12 are satisfied.

The portion of any Pre-Tax Savings Contribution or Roth Savings Contribution that has been reduced pursuant to the foregoing shall be regarded as an “Excess Savings Contribution”. To the extent necessary to ensure compliance with the limitations of Section 4.12; the Trustee shall return all Excess Savings Contributions, together with all income allocable thereto through the end of the calendar year in which such contribution was made, to the Associate on whose behalf the contributions were made within one year after the end of the Plan Year for which the contributions were made in accordance with Section 4.12(viii). In the event both Pre-Tax Savings Contributions and Roth Savings Contributions were made on behalf of a Participant for the Plan Year to which the Excess Savings Contributions relate, any excess Pre-Tax Savings Contributions will be returned to the Participant first, subject to any alternative procedure as may be adopted by the Retirement Plan Committee from time to time.

(vii)  The portion of this Plan intended to satisfy the safe harbor method of meeting the nondiscrimination requirements shall not be aggregated with any other plans that do not satisfy the safe harbor method of meeting the nondiscrimination requirements (regardless of whether any such plan is merged into this Plan pursuant to Section 12 of the Plan). If the Employer maintains more than one plan qualified under Code Section 401(a), and if the non-safe harbor plans are aggregated for purposes of satisfying the coverage or non-discrimination requirements of Code Section 401(a) or 410(b)(1)(A) or (B), all qualified cash or deferred arrangements contained in such non-safe harbor plans shall be aggregated for purposes of performing the non-discrimination test for Pre-Tax Savings Contributions and Roth Savings Contributions. If a Highly Compensated Associate is simultaneously eligible to participate in more than one non-safe harbor plan of the Employer, all Pre-Tax Savings Contributions and Roth Savings

Contributions made by the Highly Compensated Associate under all such non-safe harbor plans shall be aggregated for purposes of performing the test described in Section 4.12.

(viii)  If Pre-Tax Savings Contributions and Roth Savings Contributions of Highly Compensated Associates are required to be reduced as a result of the non-discrimination test described in Section 4.12, the Excess Savings Contributions and income attributable to those contributions shall be distributed to the Highly Compensated Associates within 2-1/2 months after the close of the Plan Year to which the Pre-Tax Savings Contributions and/or Roth Savings Contributions relate. In determining the amount of the distributions required under this Section 4.12(viii), the Retirement Plan Committee shall use the leveling method described in Code Section 401(k)(8)(C) and applicable Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service. The amount of income attributable to excess contributions is that portion of the income for the Plan Year on the Associate’s Pre-Tax Savings Account and Roth Savings Account to which the contributions were allocated that bears the same ratio as the amount of excess contributions bears to the total balance of that Account. The distributions required under this Section 4.12(viii) may be made without the consent of the Associate or his or her Spouse and may be made without regard to any “qualified domestic relations order” as defined in Section 414(p) of the Code.

4.13.  Roth Conversion Amounts. Notwithstanding anything in the Plan to the contrary, a Participant, a Beneficiary who is a surviving Spouse, or an alternate payee who is a current or former Spouse may make an election, at the time and in the manner prescribed by the Retirement Plan Committee, but in no event more than two times per calendar year, to roll over directly to a Roth Conversion Subaccount within his Roth Savings Account under the Plan all or any portion of his Pre-Tax Savings Account, Post-Tax Savings Account and/or Rollover Account (whether or not currently distributable under the Plan). Any election made pursuant to this Section 4.13 shall constitute an irrevocable election to convert the amounts to be rolled over to Roth contributions, and such Roth Conversion Amounts shall be treated by the Plan as includible in the electing individual’s income at the time of conversion. Roth Conversion Amounts shall be eligible for distribution and withdrawal under Article VIII of the Plan at the same time and in the same order and classification as applied to such amounts prior to their conversion. Notwithstanding the foregoing, if all or a portion of an amount rolled over into a Participant’s Roth Conversion Subaccount is later determined to be an excess contribution described in Section 4.2(c) or an Excess Savings Contribution described in Section 4.12, and the excess amount (plus applicable earnings) is to be distributed from the Plan, then the excess amount (plus applicable earnings) may be distributed from the Roth Conversion Subaccount, even if the amount was an otherwise nondistributable amount at the time of the rollover, if determined necessary by the Retirement Plan Committee and to the extent permitted by law.

Article V
INVESTMENT OF THE TRUST FUND

5.1.  Investment Direction. Each Participant shall have the right (subject to Section 5.4(c) and subject to the limitations on managed accounts described in this Article V) to direct that (i) future contributions to the Participant’s Account be invested in one or more of the

Investment Funds, and (ii) the existing balance in the Participant’s Account be invested in one or more Investment Funds. A Participant may make or change an investment direction by submitting an Enrollment and Change Designation at such times and by such method as determined by the Retirement Plan Committee or the person or entity designated by the Retirement Plan Committee to maintain Plan records. The provisions of this ARTICLE V pertaining to Participant-directed investments are intended to comply with the provisions of Section 404(c) of ERISA and the regulations thereunder.

5.2.  Absence of Investment Direction. Any portion of a Participant’s Account as to which the Participant fails to provide an investment direction, or as to which the Participant’s investment direction shall not be given effect as a result of the restrictions set forth in Section 5.4(c), shall be invested by the Trustee in a fund which constitutes a “qualified default investment alternative” (as defined in Department of Labor Regulations Section 2550.404c-5(e)).

5.3.  Investment Funds. One of the Investment Funds shall be the Employer Securities Contribution Fund. The Retirement Plan Committee shall direct the Trustee to create and maintain three or more additional Investment Funds according to investment criteria established by the Retirement Plan Committee. The Retirement Plan Committee shall have the right to direct the Trustee to merge or modify any existing Investment Funds, or to create additional Investment Funds, after notice to Participants investing in the affected Investment Funds. The Trust Fund shall be divided into (a) the Employer Securities Contribution Fund, (b) Investment Funds established by the Retirement Plan Committee, and (c) self-directed accounts (“Self-Managed Brokerage Accounts”). Self-Managed Brokerage Accounts shall be treated as Investment Funds for all purposes under the Plan except that the investment authority with respect to each Self-Managed Brokerage Account shall belong to the Participant who established the Self-Managed Brokerage Account rather than the Retirement Plan Committee or any other fiduciary. No person who is otherwise a fiduciary or involved in the administration of the Plan shall have any responsibility to review any Self-Managed Brokerage Account. Whether a particular investment is within the category of one or another of such Investment Funds shall be determined by the Retirement Plan Committee solely in its discretion.

5.4.  Investment in Employer Securities.

(a)  One of the principal purposes of the Plan is to provide Participants with ownership interests in the Employer, and to the extent practicable, all available assets of the Employer Securities Contribution Fund shall be used to purchase Employer Securities, which shall be held by the Trustee until distribution or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations.

(b)  Notwithstanding any provision of this ARTICLE V to the contrary, but subject to Section 5.4(c), each Participant shall have the right no less frequently than once per calendar quarter to make or change an investment direction with respect to the portion of the balance of the Participant’s Pre-Tax Savings Account, Post-Tax Savings Account and Roth Savings Account that is invested in Employer Securities and each Participant with at least three Years of Vesting Service shall have the right no less frequently than once per calendar quarter to make or change an investment direction with respect to the portion of the balance of the Participant’s Matching Account and Retirement Account that is invested in Employer Securities. In addition, all or any portion of any other Investment Funds (other than the Self-Managed Brokerage Account) may consist of Employer Securities.

(c)  Notwithstanding any provision of this ARTICLE V to the contrary, effective with respect to elections made on or after June 24, 2021, a Participant’s election under clause (i) of Section 5.1 may not provide that more than twenty-five percent (25%) of the Participant’s future contributions shall be invested in the Employer Securities Contribution Fund. To the extent that a Participant’s election made on or after June 24, 2021 under clause (i) of Section 5.1 provides that more than twenty-five percent (25%) of the Participant’s future contributions shall be invested in the Employer Securities Contribution Fund, the contributions to the Plan in excess of the twenty-five percent (25%) limit shall be invested in accordance with Section 5.2. Effective as of June 24, 2021, a Participant’s request for a fund transfer under clause (ii) of Section 5.1 shall be given effect only if less than twenty-five percent (25%) of the value of such Participant’s total Account is currently allocated to the Employer Securities Contribution Fund and only to the extent that giving effect to the request will not cause more than twenty-five percent (25%) of the value of such Participant’s total Account to be allocated to the Employer Securities Contribution Fund in the Participant’s Account.

5.5.  Voting Employer Securities. The Retirement Plan Committee shall have the power to direct the Trustee in the voting of all Employer Securities held by the Trustee. All voting of Employer Securities shall be in compliance with all applicable rules and regulations of the Securities and Exchange Commission and all applicable rules of or any agreement with any stock exchange on which the Employer Securities being voted are traded. Notwithstanding the foregoing, the Retirement Plan Committee may, in its sole discretion and at any time or from time to time, permit Participants and Beneficiaries to direct the manner in which all or the vested portion of any Employer Securities allocated to their Accounts shall be voted on such matters as the Retirement Plan Committee permits. Upon timely receipt of directions under this Section 5.5 from the Retirement Plan Committee, Participant or Beneficiary, the Trustee shall vote all Employer Securities as directed. If the Trustee does not receive timely directions from the Retirement Plan Committee, Participant or Beneficiary under this Section 5.5, the Trustee shall not vote the Employer Securities with respect to which direction was not given.

5.6.  Tender Offers. Each Participant and Beneficiary shall have the sole right to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Employer Securities allocated to such person’s Account. The Retirement Plan Committee shall use its best efforts to notify or cause to be notified each Participant and Beneficiary of any tender or exchange offer and to distribute or cause to be distributed to each Participant and Beneficiary such information as is distributed in connection with any tender or exchange offer to holders generally of Employer Securities, together with the appropriate forms for directing the Trustee as to the manner in which to respond to such tender or exchange offer. Upon timely receipt of directions under this Section 5.6 from the Participant or Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, such directions. If the Trustee does not receive timely directions from a Participant or Beneficiary under this Section 5.6, the Trustee shall not tender, sell, convey or transfer any Employer Securities allocated to such person’s Account in response to any tender or exchange offer.

5.7.  Investment Managers. The Retirement Plan Committee may appoint one or more investment managers to manage all or any portion of all or any of the Investment Funds, and one or more custodians for all or any portion of any Investment Fund. The Retirement Plan Committee may also establish investment guidelines for the Trustee or any one or more investment managers and may direct that all or any portion of the assets in an Investment Fund be invested in one or more guaranteed investment contracts having such terms and conditions as the Retirement Plan Committee deems appropriate. The Retirement Plan Committee or the Trustee, at the direction of the Retirement Plan Committee, may enter into such agreements as the Retirement Plan Committee deems advisable to carry out the purposes of this Section 5.7.

5.8.  Valuations. The Trust Fund shall be valued by the Trustee at fair market value as of the close of business on each Valuation Date. A similar valuation of the Trust Fund may be made at the end of any calendar month upon direction of the Retirement Plan Committee. In determining the fair market value of assets, the Trustee may appraise such assets itself or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

The Retirement Plan Committee or its delegate may, for administrative purposes, establish unit values for one or more Investment Funds (or any portion thereof) and maintain the accounts setting forth each Participant’s interest in such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures the Retirement Plan Committee or its delegate shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is thus established for any Investment Fund (or any portion thereof) the value of a Participant’s interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then-current value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

5.9.  Managed Account Service. For purposes of this Article V, a Participant may act individually or utilize a managed account service, under which investment directions for the selection of investment options from the available Investment Funds (other than any Self-Managed Brokerage Account) will be provided by a registered investment manager on behalf of the Participant appointed under the Plan for this purpose, in accordance with rules and procedures established by the Retirement Plan Committee. Elections shall be subject to such additional rules or restrictions imposed by the Trustee or investment manager, and the Trustee and investment manager may decline to implement any election it deems inappropriate in light of such rules or restrictions.

Article VI
ALLOCATIONS TO PARTICIPANT ACCOUNTS

6.1.  Participant Accounts. The Trustee shall establish and maintain a Retirement Account, Pre-Tax Savings Account, Catch-Up Account, Post-Tax Savings Account, Matching Account, Rollover Account, Roth Savings Account and Roth Rollover Account, as appropriate, for each Participant. The Account shall be maintained solely for bookkeeping purposes and the Trustee shall not segregate the Plan’s assets among the Accounts unless directed to do so.

6.2.  Credits to and Charges Against Accounts. All crediting to and charging against Accounts shall be made as follows:

(a)  First, the unit values for each Investment Fund shall be updated, dividends shall be posted and Participant Accounts shall be updated with the new unit values based upon the closing prices for each Investment Fund.

(b)  Second, transfers shall be processed using the updated unit values.

(c)  Third, all distributions and withdrawals made from the Accounts during the period from the prior Valuation Date to the current Valuation Date, and all expenses, if any, allocated to the Accounts, shall be charged against the Accounts using the updated unit values.

(d)  Last, contributions shall be credited to each Participant’s Account, using the updated unit values.

6.3.  Expenses. All brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Trust Fund shall be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. All other costs and expenses of administering the Plan shall be paid from the Trust Fund unless the Employer elects to pay such costs and expenses. For the sake of clarity, the Retirement Plan Committee may allocate costs or expenses that are paid from the Trust Fund to Accounts on the basis it determines (e.g., per capita or pro rata). Notwithstanding the foregoing, the Retirement Plan Committee may direct that certain costs or expenses (e.g., loan fees, withdrawal fees, Investment Fund fees and lump sum distribution fees) shall be paid directly by or from the Accounts of those Participants who generate such costs or expenses, and the Retirement Plan Committee may direct that some or all of those costs or expenses shall be paid only by former Participants (directly or from their Accounts). Revenue sharing received by the Plan, if any, may be used to pay Plan administrative expenses or allocated as directed by the Retirement Plan Committee. Further, in the event that interest is generated on clearing accounts maintained by the Trustee, such funds shall be used to pay such Plan costs or expenses as the Retirement Plan Committee shall determine.

6.4.  Reimbursement of Trust Fund. If the operation of the intra-plan accounting rules used in the administration of the Plan and/or the distribution provisions of the Plan result in a loss or charge against the Trust Fund or any portion of the Trust Fund, the Plan Sponsor may, in its sole discretion, make an additional contribution to the Plan to place the Trust Fund or the portion thereof in the position it would have been in with the absence of such loss or charge. Such a contribution shall be treated as a reimbursement of the Trust Fund and not as a contribution subject to Sections 4.1 through 4.7.

Article VII
VESTING AND SEPARATION FROM SERVICE

7.1.  Vested Percentage.

(a)  A Participant shall at all times be fully vested in his or her Pre-Tax Savings Account, Post-Tax Savings Account, Rollover Account, Roth Rollover Account, Roth Savings

Account and Catch-Up Account. After December 31, 2001, a Participant shall also be fully vested in his or her Matching Account (including Matching Contributions made on or before December 31, 2001).

(b)  A Participant’s Retirement Account (and Matching Account prior to January 1, 2002), to the extent not previously vested under Subsection 7.1(c), shall become fully vested at the Participant’s Normal Retirement Date, or upon his or her Total and Permanent Disability or death prior to otherwise incurring a Separation Date. The Normal Retirement Date, Total and Permanent Disability or death of a Participant after incurring a Separation Date shall not increase the vesting of the Participant’s Account.

(c)  A Participant’s vested interest in the Participant’s Retirement Account shall be determined under the following schedule.

Years of Vesting Service	Vested Percentage
less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

(d)  Notwithstanding anything in this Section 7.1 to the contrary, (i) if a Participant dies on or after January 1, 2007 while performing qualified military service (as defined in Code section 414(u)), the Participant’s Retirement Account shall become fully vested and nonforfeitable upon the date of his death, provided that the Participant would have been eligible for reinstatement of employment with the Employer had the Participant’s qualified military service ended on the day before his death, and (ii) if a Participant’s employment is transferred from an Employer to TSAM (Delaware) LLC, prior to October 31, 2011, in connection with the initial formation of TSAM (Delaware) LLC, the Participants’ Retirement Account shall become fully vested and nonforfeitable on the date of such transfer.

(e)  Notwithstanding any provision of the Plan to the contrary, an ADS Transferred Associate shall become fully vested in his or her Retirement Account as of his or her ADS Transfer Date.

(f)  Notwithstanding any provision of the Plan to the contrary, a Participant who is a Transferred Employee (as defined in Section 9.01 of that certain Asset Purchase Agreement dated as of December 12, 2018, by and among La Senza International, LLC, L Brands, Inc. and Regent, LP (the “Regent Purchase Agreement”)) shall become fully vested in his or her Retirement Account as of his or her Transfer Date (as defined in Section 9.01 of the Regent Purchase Agreement).

(g)  Notwithstanding any provision of the Plan to the contrary, a Participant whose employment is terminated by an Employer during the period commencing September 13, 2018 and ending February 2, 2019 as a direct result of the closure of L Brands’ Henri Bendel business shall become fully vested in his or her Retirement Account as of January 1, 2019.

(h)  Notwithstanding any provision of the Plan to the contrary, a Participant whose employment is involuntarily terminated in connection with the closure of a Victoria’s Secret store occurring during the period commencing June 1, 2020 and ending December 31, 2020, shall become fully vested in his or her Retirement Account as of the date of his or her employment termination.

(i)  Notwithstanding any provision of the Plan to the contrary, a Participant whose employment is involuntarily terminated in connection with a reduction in force announced by the Employer on July 28, 2020, shall become fully vested in his or her Retirement Account as of the date of his or her employment termination.

7.2.  Forfeiture and Restoration. A Participant’s Account may be forfeited, and any forfeited amounts restored, in accordance with this Section 7.2.

(a)  A Participant shall experience a forfeiture of the unvested portion of his or her Account as follows:

(i)  If a Participant has no vested interest in his or her Retirement Account and he or she incurs a Separation Date, he or she shall be deemed to have received a distribution of his or her Account and such Participant shall have the unvested portion of his or her Account forfeited as soon as administratively practicable following such Separation Date.

(ii)  If a Participant is partially vested in his or her Retirement Account (i.e., has a vested percentage of more than 0%, but less than 100%), and he or she incurs a Separation Date, he or she shall have the unvested portion of his or her Account forfeited as soon as administratively practicable following the earlier of (A) the date on which he or she receives a distribution of the vested portion of his or her Account and (B) the first anniversary of the Participant’s Separation Date.

(iii)  If the Retirement Plan Committee determines that a Participant or Beneficiary is missing as described in Section 8.7 of the Plan, such Participant’s or Beneficiary’s benefit payment shall be forfeited as soon as administratively practicable following the determination that he or she is missing.

(b)  Any amount that becomes a forfeiture as described in Subsection 7.2(a) shall be made available for the following purposes: (i) to reinstate previously forfeited account balances in accordance with Subsection 7.2(c) below; (ii) to reduce future Employer contributions, including, but not limited to, Retirement Contributions and Matching Contributions; (iii) to pay the costs and expenses of administering the Plan; and (iv) to reduce any additional amounts the Employer is responsible for under the Plan.

(c)  Subject to the provisions of this Section 7.2(c), if a Participant or former Participant whose Account has been forfeited in whole or in part (the “Forfeited Participant”) again becomes an active Participant prior to incurring five consecutive Breaks in Service, all amounts forfeited shall be restored (unadjusted for any gains or losses occurring after the last Valuation Date coinciding with or preceding the date of such forfeiture) to such Forfeited Participant’s Account in accordance with this Subsection 7.2(c). If a Forfeited Participant received a distribution of the vested portion of his or her Account, such Forfeited Participant shall not be entitled to restoration under this Subsection 7.2(c) unless and until he or she repays to the Plan the vested portion of his or her Account which was distributed (unadjusted for any gains or losses) before the earlier of: (i) five years after the first date on which such Forfeited Participant is subsequently reemployed by the Employer; or (ii) the close of the first period of five consecutive Breaks in Service commencing after the distribution. A restoration made under this Section 7.2(c) shall be made before the end of the Plan Year in which the Forfeited Participant once again becomes an active Participant or as soon thereafter as administratively practicable, or if the Forfeited Participant is required to repay the vested Account balance which was distributed, before the end of the Plan Year following the Plan Year in which such Forfeited Participant makes the required repayment. Restorations under this Section 7.2(c) shall be made from the forfeitures for the Plan Year of restoration (or, if no such forfeitures occur during that Plan Year, from additional Employer contributions).

(d)  The vested portion of the Retirement Account of a Forfeited Participant who again becomes an active Participant shall be determined in a manner consistent with Regulation Section 1.411(a)-7(d)(5)(iii)(A) under the Code, with appropriate modifications to reflect forfeitures or partial forfeitures from such Account and the restoration of principal amounts of forfeitures.

7.3.  Effect of Breaks in Service. If a person incurs five consecutive Breaks in Service and subsequently becomes a Participant, and if the Participant was not vested in any portion of his Account prior to the Breaks in Service, then the Years of Vesting Service completed by the Participant prior to such Breaks in Service shall not be taken into account in determining the Participant’s vested interest in his or her Account accruing after the Breaks in Service. If a Participant was partially vested in his Account prior to incurring five consecutive Breaks in Service, upon incurring five or more consecutive Breaks in Service, the Participant shall forfeit any unvested portion of his or her Account that was accrued prior to such Breaks in Service and the Participant’s vested interest in benefits accrued after such Breaks in Service shall be determined by taking into account any Years of Vesting Service accrued by the Participant before the Breaks in Service and any additional Years of Vesting Service accrued following the Breaks in Service. If any Years of Vesting Service are not required to be taken into account because of the operation of this Section 7.3, such Years of Vesting Service shall not be taken into account in applying this Section 7.3 to any subsequent Breaks in Service.

7.4.  Amendments to Vesting Schedule. If the vesting schedule under the Plan is amended, (a) no such amendment shall decrease any Participant’s vested percentage, and (b) each Participant who has completed at least three Years of Vesting Service with the Employer may irrevocably elect in writing to have the vested percentage of his or her Account determined without regard to such amendment. The election period shall begin on the date the amendment is adopted and end on the latest of (i) the date 60 days after the Plan amendment is adopted; (ii) the date 60 days after the date the Participant is issued written notice of the Plan amendment by the Retirement Plan Committee or the Employer; or (iii) such later date as may be specified by the Retirement Plan Committee.

Article VIII
BENEFITS

8.1.  Benefit Payments after Separation Date.

(a)  Except as otherwise elected in accordance with Section 8.2(h), a Participant or Beneficiary shall receive any benefits to which he or she is entitled in the form of a single-sum distribution consisting of cash, Employer Securities, and/or in-kind distributions from a Self-Managed Brokerage Account. Amounts not invested in either Employer Stock or in a Self-Managed Brokerage Account shall be distributed in cash. Amounts invested in an Employer Securities Contribution Fund shall be distributed in cash, unless the Participant or Beneficiary elects to receive the Employer Securities Contribution Fund in whole shares of the respective Employer Securities (plus cash for any fractional shares). Amounts invested in a Self-Managed Brokerage Account shall be distributed in cash, unless the Participant or Beneficiary elects to receive an in-kind distribution of those investments which can be taken in-kind and the remaining investments in cash; provided, however, that any partial distribution elected in accordance with Section 8.2(h) of amounts invested in a Self-Managed Brokerage Account shall be distributed solely in cash.

(b)  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 8.1, a Distributee may elect, at the time and in the manner prescribed by the Retirement Plan Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Subsection 8.1(b), the following definitions shall apply:

(i)  Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because such portion consists of after-tax employee contributions which are not includible in gross income, provided that such portion may be transferred only to an individual retirement account or annuity described in § 408(a) or (b) of the Code, or to a qualified defined contribution plan described in § 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Effective for distributions made on or after January 1, 2008, an Eligible Retirement Plan shall include a Roth IRA (as defined in Section 408A of the Code), subject to the restrictions set forth in Section 408A of the Code, which are incorporated herein by reference. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because such portion consists of Roth contributions, provided that such portion may be transferred only to a Roth IRA described in Section 408A of the Code, or to a designated Roth account within a qualified defined contribution plan as described in Section 402A of the Code.

(ii)  Eligible Retirement Plan. An Eligible Retirement Plan is a plan which accepts the Distributee’s Eligible Rollover Distribution and which is (A) an individual retirement account described in Section 408(a) of the Code, (B) an individual retirement annuity described in Section 408(b) of the Code, (C) a Roth IRA described in Section 408A of the Code, (D) an annuity plan described in Section 403(a) of the Code, (E) a qualified trust described in Section 401(a) of the Code, (F) an annuity contract described in Section 403(b) of the Code, or (G) an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan also shall apply with respect to any distribution made to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation(s) order, as defined in Section 414(p) of the Code.

(iii)  Distributee. A Distributee includes an Associate or former Associate. In addition, the Associate’s or former Associate’s surviving Spouse and the Associate’s or former Associate’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. A non-Spouse Beneficiary shall be a Distributee under this Section 8.1(b)(iii) provided that the recipient Eligible Retirement Plan is an individual retirement account or individual retirement annuity and the distribution otherwise meets the requirements of Code Section 402(c)(11).

(iv)  Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(c)  On a periodic basis, the Retirement Plan Committee shall direct the person or entity maintaining Plan records to:

(i)  determine all Participants who have incurred a Separation Date, who have not requested an Eligible Rollover Distribution as described in Section 8.1(b), and whose vested interest in his or her Account is $1,000 or less as of the Valuation Date used for such determination; and to

(ii)  distribute the entire vested balance in all such Participants’ accounts in a single-sum distribution in accordance with Section 8.1(a) to such Participants as soon as administratively practicable after such Valuation Date.

(d)  On any business day, the Retirement Plan Committee shall direct the person or entity maintaining Plan records to determine an interim value, and the vesting as of the preceding Valuation Date, of a Participant’s Account for which a complete, single-sum distribution request has been made or which otherwise may be payable. As soon as administratively practicable after the receipt of direction from the Retirement Plan Committee, the person or entity maintaining Plan records shall provide the information to the Trustee. As soon as administratively practicable after the receipt of information, the Trustee shall distribute any benefit that is payable to a Participant or Beneficiary. The number of shares of Employer Securities to be distributed to a Participant or Beneficiary shall be the number of shares in the Participant’s Account as of the preceding Valuation Date, multiplied by the Participant’s vested percentage as of the preceding Valuation Date. The amount of cash to be distributed to a Participant or Beneficiary shall be the interim value of the portion of the Participant’s Account not being distributed in Employer Securities, multiplied by the Participant’s vested percentage as the preceding Valuation Date. If, after the Valuation Date following a complete, single-sum distribution, the Retirement Plan Committee determines that a Participant’s vested percentage increased and/or that additional contributions are allocable to the Participant’s Account, a distribution shall be made of the additional distributable amount in accordance with this Section 8.1.

8.2.  Retirement Benefit.

(a)  Any Participant who has incurred a Separation Date shall receive a retirement benefit in an amount equal to the vested portion of the undistributed balance of the Participant’s Account. If the value of the Participant’s vested interest in his or her Account exceeds $1,000, then the Participant shall receive his or her benefit after the earlier of the date the Participant requests a distribution or the date distribution is otherwise required to be made pursuant to Section 8.2(b) or (c).

(b)  The distribution of the vested portion of the Participant’s Account shall be made not later than 60 days after the close of the Plan Year in which the latest of the following occurs: (i) the Participant reaches his or her Normal Retirement Date; (ii) the Participant’s 10th anniversary of participation in the Plan; or (iii) the Participant’s Separation Date, unless a Participant elects to receive his or her benefit on a later date (but no later than the date specified in Subsection 8.2(c)).

(c)  Notwithstanding any Plan provision to the contrary, all distributions required under the Plan shall be determined and made in accordance with Section 401(a)(9) of the Code, including the incidental death benefit requirement of Section 401(a)(9)(G) of the Code; Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9; and any revenue rulings, notices, and other guidance with respect to Section 401(a)(9) of the Code published in the Internal Revenue Bulletin. Accordingly, benefits must commence no later than the April 1 of the calendar year following the later of (i) the year in which the Participant attains age 70½ or (ii) the year in which the Participant retires. Paragraph (ii) of this Subsection 8.2(b) shall not apply, except as provided in Section 409(d) of the Code, in the case of a Participant who is a 5% owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½, or for purposes of Sections 408(a)(6) or (b)(3) of the Code. The amount to be distributed each calendar year may be any amount requested by the Participant which does not exceed the balance in his or her account, but must be at least an amount equal to the quotient obtained by dividing the Participant’s Account balance at the beginning of the calendar year by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and his or her designated Beneficiary. Life expectancy and joint and last survivor expectancy are determined in accordance with Treasury Regulations

Section 1.401(a)(9)-9. This Section 8.2(c) specifically overrides any distribution option in the Plan inconsistent with Section 401(a)(9) of the Code.

(d)  A Participant’s election shall be made on a distribution request form provided by the Retirement Plan Committee and shall be effective if delivered to the Retirement Plan Committee by such date, before or after the applicable Valuation Date, as the Retirement Plan Committee establishes for purposes of administrative convenience.

(e)  No distribution shall be made to any Participant before his or her Normal Retirement Date unless (i) the prior written consent of the Participant to the distribution has been obtained within the 90-day period ending on the date payments are to be made or commenced, or (ii) the value of the vested portion of the Participant’s Accounts is $1,000 or less as of the applicable Valuation Date.

(f)  The Retirement Plan Committee shall notify the Participant of the right to defer any distribution until the Participant’s Normal Retirement Date and the consequences of the failure to defer payment. Such notice shall include such information as needed to satisfy the notice requirements of Section 417(a)(3) of the Code and shall be provided no less than 30 days and no more than 180 days prior to the date that benefit payments are to be made.

If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required pursuant to this Subsection 8.2(f) is given, provided that (i) the Retirement Plan Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether to elect a distribution; and (ii) the Participant, after receiving the notice, affirmatively elects a distribution.

(g)  Suspension for 2009. Notwithstanding anything in Section 8.2(c) of the Plan to the contrary, a Participant or designated Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code, and who would have satisfied that requirement by receiving “Extended 2009 RMDs” will not receive those distributions for 2009 unless the Participant or designated Beneficiary chooses to receive such distributions (“Extended RMD Participants”). For purposes of this Section 8.2(g), Extended 2009 RMDs means distributions that (A) are required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code and (B) are (1) equal to the 2009 required minimum distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 required minimum distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years. Extended RMD Participants will be given the opportunity to elect to receive the Extended 2009 RMDs in accordance with the procedures established by the Plan Administrator In addition, notwithstanding Section 8.1(b) of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, if an Extended RMD Participant elects to receive an Extended 2009 RMD, the Extended 2009 RMD amount distributed will be treated as an eligible rollover distribution and such amount will be eligible for direct rollover.

(h)  Partial Distributions after Separation Date. A Participant who has incurred a Separation Date and whose vested interest in his or her Account is greater than $1,000 may elect, pursuant to procedures implemented by the Retirement Plan Committee, to receive one or more partial distributions, including a series of partial distributions to be paid over a specified installment period, of the value of the Participant’s vested Account balance. A Participant receiving a series of partial distributions may elect to cancel future scheduled distributions in accordance with procedures implemented by the Retirement Plan Committee. Except as otherwise provided under any procedures implemented by the Retirement Plan Committee, partial distributions will be charged (i) against the Participant’s Roth Savings Account and Roth Rollover Account on a pro-rata basis or (ii) against the subaccounts in the Participant’s Account (other than the Roth Savings Account and Roth Rollover Account) on a pro-rata basis, according to the Participant’s election.

8.3.  Death Benefit. If a Participant dies before receiving a distribution of his or her retirement benefit, the Participant’s Beneficiary shall receive a death benefit, in lieu of the retirement benefit, equal to the value of the Participant’s undistributed Account. Such distribution shall be paid, in a single-sum distribution in the manner set forth in Section 8.1(a), as soon as practicable after the Retirement Plan Committee is notified of the Participant’s death.

8.4.  Beneficiary Designation.

(a)  A married Participant may, with the consent of his or her Spouse, designate and from time to time change the designation of one or more Beneficiaries or contingent Beneficiaries to receive any death benefit. The designation and consent shall be made in such manner as is determined by the Retirement Plan Committee. Any designation of a Beneficiary other than the Participant’s Spouse shall require the written consent of the Spouse, which written consent must be witnessed by a Plan representative or a notary public. An unmarried Participant, or a married Participant whose Spouse has abandoned him or her or cannot be located, may designate a Beneficiary or Beneficiaries without the consent of any other person, provided that such Participant first establishes to the satisfaction of the Retirement Plan Committee either that he or she has no Spouse or that his or her Spouse cannot be located. All records of Beneficiary designations shall be maintained by the Retirement Plan Committee.

(b)  In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable under the provisions of this Section 8.4, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, then (i) if the Participant is survived by a Spouse, the death benefit shall be payable to the Participant’s surviving Spouse who shall be deemed to be the Participant’s designated beneficiary for all purposes under the Plan; or (ii) if the Participant is not survived by a Spouse, the death benefit shall be payable to such members of the following classes of takers as can be located following reasonable efforts by the Retirement Plan Committee, each class to take to the exclusion of all subsequent classes, and all members of each class to share equally unless otherwise indicated: (A) lineal descendants (including adopted children and stepchildren), per stirpes; (B) surviving parents; or (C) the Participant’s estate.

8.5.  In-Service Withdrawals.

(a)  An active Participant may withdraw all or any part of the vested portion of his or her Account after the attainment of age 59½, subject to the $500 minimum withdrawal restriction set forth in Subsection 8.5(d) below. Age 59½ withdrawals shall be paid in cash and/or whole shares of Employer Securities, as elected by the Participant, and shall be charged against the subaccounts within a Participant’s Account in the following order, subject to any other ordering rules or procedures as are implemented by the Retirement Plan Committee:

(i)  In the case of a Participant electing distribution from Roth subaccounts: (A) Roth Rollover Account; and (B) the Roth Savings Account, together with the portion of the Catch-Up Account attributable to Roth Savings Contributions; and

(ii)  In the case of a Participant electing distribution from non-Roth subaccounts: (A) Rollover Account (excluding the portion attributable to after-tax Rollover Contributions); (B) Post-Tax Savings Account; (C) the portion of the Rollover Account attributable to after-tax Rollover Contributions; (D) Pre-Tax Savings Account, together with the portion of the Catch-Up Account attributable to Pre-Tax Savings Contributions; (E) Matching Account; (F) Retirement Account; and (G) any other qualified nonelective or qualified matching contributions allocated to a Participant’s Account not otherwise charged against one of the foregoing subaccounts.

(b)  An active Participant who is fully vested in his or her Retirement Account and who has not attained age 59½ may obtain an in service withdrawal from his or her Retirement Account (subject to the $500 minimum withdrawal restriction set forth in Subsection 8.5(d) below) as follows:

(i)  In service withdrawals may be taken only from that portion of a Participant’s Retirement Account attributable to Retirement Contributions made before January 1, 2009 (the “Pre-2009 Retirement Contributions”) and earnings on such Pre-2009 Retirement Contributions.

(ii)  An in-service withdrawal may not be taken from that portion of a Participant’s Retirement Account attributable to Retirement Contributions made on or after January 1, 2009 (the “Post-2008 Retirement Contributions”) or any earnings on such Post-2008 Retirement Contributions.

(c)  A Participant may at any time make an in service withdrawal of all or a portion of his or her Post-Tax Savings Account, Roth Rollover Account or Rollover Account (including the portion of his or her Rollover Account attributable to after-tax Rollover Contributions), subject to the $500 minimum withdrawal restriction set forth in Subsection 8.5(d) below and further subject to any ordering rules or procedures as are implemented by the Retirement Plan Committee.

(d)  A request for an in-service withdrawal shall be made in accordance with such procedures and on such forms as the Retirement Plan Committee may determine. An in-service withdrawal shall be paid in cash and/or whole shares of Employer Securities, as elected by the Participant, as soon as practicable after the Participant requests an in-service withdrawal. The amount of any in-service withdrawal made to a Participant, whether paid in cash, Employer Securities, or a combination thereof, shall not be less than $500.

(e)  A Participant may make an in-service withdrawal which qualifies as a “hardship withdrawal” as follows:

(i)  A Participant who has an immediate and heavy financial need and who has obtained all distributions, other than hardship distributions, currently available under the Plan may receive a hardship distribution from his or her vested Account balance. For purposes of the Plan, an immediate and heavy financial need is the need for money for:

A.  expenses for or necessary to obtain medical care for the Participant or the Participant’s Spouse, children, dependents (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code), or the Participant’s Beneficiary designated in accordance with Section 8.4(a) hereof that would be deductible under Section 213(d) of the Code (determined without regard to the limitations in Section 213(a) of the Code);

B.  costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

C.  the payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or the Participant’s Spouse, children, dependents (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code), or the Participant’s Beneficiary designated in accordance with Section 8.4(a) hereof;

D.  the prevention of the eviction of the Participant from his or her principal residence or foreclosure on the mortgage on that residence;

E.  burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code), or the Participant’s Beneficiary designated in accordance with Section 8.4(a) hereof;

F.  the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to (i) whether the loss exceeds 10% of adjusted gross income or (ii) the provisions of Section 165(h)(5) of the Code);

G.  expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by FEMA under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Participant’s principal place of residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster; or

H.  any other similar purpose determined by the Retirement Plan Committee to be necessary to the maintenance of the Participant, or the Participant’s Spouse, children, or dependents.

(ii)  The amount of the hardship distribution shall be the lesser of (A) the Participant’s vested Account balance or (B) the amount of the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution). In addition, effective January 1, 2020, no hardship withdrawal pursuant to this Section 8.5(e) shall be permitted unless (x) the Participant provides the Retirement Plan Committee a representation in writing, or in such other form permitted by the Retirement Plan Committee, that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the need, and (y) the Retirement Plan Committee does not have actual knowledge that is contrary to the representation. Notwithstanding the foregoing, a Participant may not make a withdrawal for a financial hardship in an amount less than $500 unless his or her vested Account balance is less than or equal to the amount of the financial hardship, in which case the Participant may withdraw 100% of his or her vested Account balance. Hardship distributions shall be paid in cash and shall be charged against the subaccounts within the Participant’s Account in the following order, subject to any other ordering rules or procedures as are implemented by the Retirement Plan Committee: (i) Roth Rollover Account; (ii) Roth Savings Account, together with the portion of the Catch-Up Account attributable to Roth Savings Contributions; (iii) Rollover Account (excluding the portion attributable to after-tax Rollover Contributions); (iv) Post-Tax Savings Account; (v) the portion of the Rollover Account attributable to after-tax Rollover Contributions; (vi) Pre-Tax Savings Account, together with the portion of the Catch-Up Account attributable to Pre-Tax Savings Contributions; (vii) Matching Account; (viii) Retirement Account; and (ix) any other qualified nonelective or qualified matching contributions allocated to a Participant’s Account not otherwise charged against one of the foregoing subaccounts (if any).

(f)  Withdrawals During Qualified Military Service. Notwithstanding the foregoing, to the extent permitted by and subject to the provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008 and applicable law, a Participant who is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of at least 30 days and receiving differential wage payments (within the meaning of Code section 3401(h)(2)) shall be eligible to receive a distribution of his elective deferrals from his Account, provided that such Participant may not make Pre-Tax Savings Contributions, Roth Savings Contributions and Post-Tax Savings Contributions under the Plan during the six month period following such distribution. Any such distribution of a portion of the Participant’s elective deferrals shall be charged to the Participant’s Pre-Tax Savings Account and/or Roth Savings Account according to the Participant’s election, subject to any ordering rules or procedures as are implemented by the Retirement Plan Committee.

8.6.  Post Distribution Credits. If, after the complete distribution of retirement or death benefits under the Plan, there remain in a Participant’s Account any vested funds, or any vested funds shall be subsequently credited thereto, such funds shall be paid to the Participant or his or her Beneficiary as promptly as practicable in the same manner as the initial distribution.

8.7.  Lost Participants. If the Retirement Plan Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, such payment may be treated as follows:

(a)  If, prior to a payment and after the Retirement Plan Committee has made reasonable efforts to locate a missing Participant or Beneficiary, the Retirement Plan Committee is unable to locate the Participant or Beneficiary, then the payment due to such Participant or Beneficiary shall be forfeited in accordance with Section 7.2 of the Plan.

(b)  If a payment has been made by issuing a check and such check is outstanding for more than 180 days, and the Retirement Plan Committee is unable to locate the Participant or Beneficiary who is the payee on the check after making reasonable efforts to do so, then the check and all remaining payments that would otherwise be due to such person shall be cancelled forfeited in accordance with Section 7.2 of the Plan.

(c)  If a Participant or Beneficiary’s payment is treated as a forfeiture under Subsections 8.7(a) or 8.7(b) above, and such Participant or Beneficiary is located subsequent to such forfeiture, the Retirement Plan Committee shall reinstate the forfeited amount without adjustment for any investment gains or losses which may have occurred after the date of the forfeiture. A reinstatement under this Subsection 8.7(c) shall not be treated as an Annual Addition under Section 415 of the Code or Section 4.6 of the Plan.

(d)  If a Participant or Beneficiary’s payment is treated as a forfeiture under Subsections 8.7(a) or 8.7(b) above, and the Plan is joined as a party to escheat proceedings involving such forfeited payment, the Plan will comply with the final judgment as if were a claim filed by the former Participant or Beneficiary and the Plan will make payment in accordance with the judgment.

(e)  A Participant’s or Beneficiary’s payment shall not be treated as a forfeiture under Subsection 8.7(a) or 8.7(b) above unless and until the Retirement Plan Committee makes such efforts as are considered a reasonable fulfillment of the Retirement Plan Committee’s fiduciary obligations under ERISA Section 404(a), including use of such search methods as are recommended in guidance issued by the Department of Labor. To the extent a Participant’s or Beneficiary’s payment is forfeited in accordance with this Section 8.7, such forfeited amount may be used as described in Section 7.2(b).

Article IX
THE RETIREMENT PLAN COMMITTEE

9.1.  Appointment and Tenure. The Retirement Plan Committee shall be a committee of not less than three and not more than five members who are appointed by the Compensation Committee. The Retirement Plan Committee shall be the “named fiduciary” of the Plan (within the meaning of Section 402(a)(3) of ERISA), the “administrator” of the Plan (within the meaning of Section 3(16)(A) of ERISA) and the “plan administrator” of the Plan (within the meaning of Section 414(g) of the Code). Any Retirement Plan Committee member may be dismissed or may resign at any time, with or without cause, upon 10 days’ written notice. Vacancies arising by reason of the death, resignation, or removal of a Retirement Plan Committee member shall be filled by such officers or management-level Associates as may be designated by the Compensation Committee. If the Compensation Committee fails to act, and in any event until the Compensation Committee so acts, the remaining members of the Retirement Plan Committee may appoint an interim Retirement Plan Committee member to fill any vacancy occurring on the Retirement Plan Committee.

9.2.  Meetings; Majority Rule. The Retirement Plan Committee may act by majority vote of those present taken in a meeting if all members of the Retirement Plan Committee have received at least 10 days’ written notice of such meeting or have waived notice and a quorum of a majority of all members is present. The Retirement Plan Committee may also act by majority consent in writing without a meeting.

9.3.  Delegation. The Retirement Plan Committee may delegate to any of its members or any other person the authority to sign any documents on its behalf or to perform ministerial acts, but no such member or person shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Retirement Plan Committee, even though he or she alone may sign any document required by third parties. The Retirement Plan Committee may elect one of its members to serve as chairman. The chairman shall preside at all meetings of the Retirement Plan Committee or shall delegate such responsibility to another Retirement Plan Committee member. The Retirement Plan Committee may elect one or more persons to serve as secretary or assistant secretary of the Retirement Plan Committee. The secretary or assistant secretary may, but need not, be a member of the Retirement Plan Committee. All third parties may rely on any communication signed by the secretary or assistant secretary, acting as such, as an official communication from the Retirement Plan Committee.

9.4.  Appointment of Trustee. The Retirement Plan Committee shall have the sole discretionary authority to select, monitor and remove the Trustee, subject to the provisions of the Trust Agreement.

9.5.  Investment Authority. The Retirement Plan Committee shall have such powers and authorities regarding the investment of Plan assets as are set forth in ARTICLE V hereof. The Retirement Plan Committee shall also establish, and communicate to the Trustee, an investment policy for the Plan.

9.6.  Reporting and Disclosure. The Retirement Plan Committee shall keep all individual and group records relating to Participants, former Participants, and Beneficiaries, and all other records necessary for the proper operation of the Plan, except that the Retirement Plan Committee shall have the right to exercise such authority while conducting any review of a denied claim for benefits. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours. A Participant or Beneficiary may examine only such records as pertain exclusively to the examining Participant or his or her Beneficiary and the Plan and Trust Agreement. The Retirement Plan Committee shall prepare and furnish to Participants annual statements and all information required by applicable law or the Plan. The Retirement Plan Committee shall prepare and publish, or file with the appropriate governmental officials, all reports and other information required by law to be filed or published.

9.7.  Construction of the Plan. The Retirement Plan Committee shall have sole discretionary authority to interpret the Plan and determine conclusively all questions arising in the administration, interpretation, and application of the Plan, including, but not by way of limitation, the power to determine, with sole discretionary authority, the rights or eligibility of Associates, Participants, and Beneficiaries, and the amount of their respective benefits. Decisions of the Retirement Plan Committee regarding claims shall be final and binding on all persons. The Retirement Plan Committee shall endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances uniformly. The Retirement Plan Committee’s interpretations and determinations shall be final and binding on all persons absent fraud or arbitrary and capricious abuse of the wide discretion granted to the Retirement Plan Committee. The Retirement Plan Committee shall, provide the Trustee with instructions regarding payments of benefits. The Retirement Plan Committee shall provide directions to the Trustee with respect to valuations at dates other than Valuation Dates and all other matters when called for in the Plan or requested by the Trustee. The Retirement Plan Committee may waive any period of notice required under the Plan. The Retirement Plan Committee shall provide procedures for the determination of claims for benefits, including procedures regarding the review of denied claims.

9.8.  Engagement of Assistants and Advisors. The Retirement Plan Committee shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to investment managers and/or advisors, accountants, actuaries, attorneys, consultants, clerical and office personnel, and medical practitioners. The costs for such assistants and advisors shall be paid from the Trust Fund as an expense of the Trust Fund unless the Employer elects to pay such costs and expenses.

9.9.  Bonding. The Retirement Plan Committee shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be required under the Plan.

9.10.  Compensation. The members of the Retirement Plan Committee shall serve without compensation for their services, but all expenses of the members in connection with administering the Plan shall be paid or reimbursed by the Trust Fund, except to the extent paid by the Employer.

9.11.  Indemnification of the Retirement Plan Committee. Each member of the Retirement Plan Committee shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlements to which the Employer does not consent) reasonably incurred by him or her in connection with any action to which he or she may be a party by reason of his or her service as a member of the Retirement Plan Committee except in relation to matters as to which he or she be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the Retirement Plan Committee member may enjoy as a matter of law or by reason of insurance coverage of any kind, or otherwise. Service as a Retirement Plan Committee member shall be deemed in partial fulfillment of the member’s function as an associate, officer and/or director of the Employer, if he or she serves in such capacity as well.

Article X
ALLOCATION OF AUTHORITY AND RESPONSIBILITIES

10.1.  Authority and Responsibilities of the Plan Sponsor. The Plan Sponsor shall have sole discretionary authority within the limits provided by the Plan to do, or cause to be done by one or more parties appointed by the Plan Sponsor, the following:

(a)  to appoint the Retirement Plan Committee and to monitor its performance;

(b)  to communicate such information to the Retirement Plan Committee and the Trustee as each needs for the proper performance of its duties;

(c)  to provide mechanisms through which the Retirement Plan Committee and the Trustee can communicate with Participants and Beneficiaries;

(d)  to perform such duties as are imposed by applicable law and to serve as the Retirement Plan Committee in the absence of an appointed Retirement Plan Committee; and

(e)  to carry out such other duties as may be assigned to it hereunder.

10.2.  Authority and Responsibilities of the Retirement Plan Committee. The Retirement Plan Committee shall be the Named Fiduciary with respect to the authority and responsibilities described in ARTICLE IX. The Retirement Plan Committee may delegate certain of its non-fiduciary authority and responsibilities to the Plan’s administrative services provider.

10.3.  Authority and Responsibilities of the Trustee. The Trustee shall have the powers and duties set forth in the Trust Agreement.

10.4.  Limitations on Obligations. The Retirement Plan Committee shall not have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement, or by operation of law. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary’s authority or responsibility.

Article XI
CLAIMS PROCEDURES

11.1.  Application for Benefits. Each Participant or Beneficiary believing himself or herself eligible for benefits under the Plan may apply for such benefits by completing and filing with the Retirement Plan Committee an application for benefits in writing. Before the date on which benefit payments commence, each such application must be supported by such information and data, as the Retirement Plan Committee deems relevant and appropriate.

11.2.  Appeals of Denied Claims for Benefits.

(a)  Claims for benefits under the Plan shall be made in writing to the Retirement Plan Committee or its duly authorized delegate. If the Retirement Plan Committee or such delegate wholly or partially denies a claim for benefits, the Retirement Plan Committee or if applicable, its delegate shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant in writing or electronically of the adverse benefit determination. Notice of an adverse benefit determination shall be written in a manner calculated to be understood by the claimant and shall contain: (i) the specific reason or reasons for the adverse benefit determination; (ii) a specific reference to the pertinent Plan provisions upon which the adverse benefit determination is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s review procedure and the time limits applicable to such procedure, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination. If the Retirement Plan Committee or its delegate determines that an extension of time is necessary for processing the claim, the Retirement Plan Committee or its delegate shall notify the claimant in writing of such extension, the special circumstances requiring the extension, and the date by which the Retirement Plan Committee expects to render the benefit determination. In no event shall the extension exceed a period of 90 days from the end of the initial 90-day period.

(b)  Within 60 days after the claimant receives the written or electronic notice of an adverse benefit determination or such later time as shall be deemed reasonable in the sole discretion of the Retirement Plan Committee taking into account the nature of the benefit subject to the claim and other attendant circumstances, the claimant may file a written request with the Retirement Plan Committee that it conduct a full and fair review of the adverse benefit determination, including the holding of a hearing, if deemed necessary by the Retirement Plan Committee. In connection with the claimant’s appeal of the adverse benefit determination, the claimant may review pertinent documents and may submit issues and comments in writing. The Retirement Plan Committee shall render a decision on the appeal promptly, but not later than 60 days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the 60-day period may be extended to 120 days. The Retirement Plan Committee shall notify the claimant in writing of any such extension, the special circumstances requiring the extension, and the date by which the Retirement Plan Committee expects to render the determination on review. The claimant shall be notified of the Retirement Plan Committee’s decision in writing or electronically. In the case of an adverse determination, such notice shall (i) include specific reasons for the adverse determination; (ii) be written in a manner calculated to be understood by the claimant; (iii) contain specific references to the pertinent Plan provisions upon which the benefit determination is based; (iv) contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits; and (v) contain a statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

11.3.  Review of Decision. Any final decision of the Retirement Plan Committee may be reviewed by a court of competent jurisdiction only if an appeal has been made under Section 11.2.

Article XII
AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS

12.1.  Amendment.

(a)  The provisions of the Plan may be amended at any time and from time to time by the Board of Directors acting through the Compensation Committee; provided, however, that, except as otherwise permitted by law:

(i)  No amendment shall increase the duties or liabilities of the Trustee without the consent of the Trustee.

(ii)  No amendment shall decrease the balance in any Account.

(iii)  No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Associates and Beneficiaries, except as may be permitted by applicable law.

(b)  Without limiting in any way the authority of the Compensation Committee pursuant to Section 12.1(a), the most senior executive with responsibility over human resources of L Brands (or, if such responsibility is shared among two or more executives, then any such executive) (an “Authorized Executive”) may approve amendments to the Plan that, in the opinion of the Authorized Executive are either (i) legally required in order to maintain the Plan’s qualified status under Code Sections 401(a) and 401(k) or to comply with the applicable requirements of ERISA or (ii) do not substantially increase the cost of funding or administering the Plan.

12.2.  Termination. While it is the Plan Sponsor’s intention to continue the Plan indefinitely in operation, the Plan Sponsor nevertheless reserves the right to terminate the Plan in whole or in part by resolution of its Board of Directors. Termination or partial termination of the Plan shall result in full and immediate vesting in each affected Participant of the affected portion of his or her Account Plan termination shall be effective as of the date specified by the Plan Sponsor. The Plan Sponsor shall instruct the Trustee on termination of the Plan either to continue to manage and administer the Trust Fund for the benefit of Participants and Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or to pay over to each Participant (and deferred vested former Participant) the value of his or her vested interest, and to thereupon dissolve the Trust Fund. Notwithstanding the foregoing, except as permitted by Section 401(k) of the Code, no portion of a Participant’s Pre-Tax Savings Account or Roth Savings Account shall be distributed prior to the Participant’s retirement, death, disability, Separation Date, attainment of age 59½, or proven financial hardship.

12.3.  Permanent Discontinuance of Contributions. While it is the Employer’s intention to make substantial and recurring contributions to the Trust Fund under the Plan, the Plan Sponsor nevertheless reserves the right at any time to permanently discontinue all Employer contributions. Such permanent discontinuance shall be established by resolution of the Board of Directors and shall have the same effect as a termination of the Plan, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Plan Sponsor of instructions to dissolve the Trust Fund.

12.4.  Suspension of Employer Contributions. The Plan Sponsor shall have the right, at any time and from time to time, to suspend contributions to the Trust Fund. Such suspension shall have no effect on the operation of the Plan except as set forth below:

(a)  If the Plan Sponsor determines that such suspension shall be permanent, a permanent discontinuance of contributions will be deemed to have occurred as of the date of such determination or such earlier date as is specified.

(b)  If a temporary suspension becomes a Plan termination or a complete discontinuance, the termination shall be deemed to have occurred on the earlier of the date specified by the Plan Sponsor or established by the Retirement Plan Committee or the last day of the Plan Year next following the first Plan Year during the period of suspension in which the Plan Sponsor did not make contributions.

12.5.  Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant, deferred vested former Participant and Beneficiary shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger in the Plan in which he or she was then a Participant or with respect to which he or she was then a deferred vested former Participant or Beneficiary (had such Plan been terminated at that time).

12.6.  Transfers of Assets to or from the Plan. A transfer of all or any portion of the assets or liabilities of the Plan to any other plan, or the transfer of all or any portion of the assets or liabilities of another plan to the Plan, shall be on the terms and conditions set forth in (i) Section 414(l) of the Code; (ii) resolutions of the Compensation Committee, to the extent not inconsistent with (i); and (iii) a duly executed agreement approved or authorized by the Compensation Committee concerning such a transfer, to the extent not inconsistent with (i) or (ii). The Plan shall not accept a direct or indirect transfer of assets that would make the Plan subject to Sections 401(a)(11) and 417 of the Code with respect to any Participant.

Article XIII
PARTICIPATING EMPLOYERS

13.1.  Adoption by Other Entities. With the consent of the Plan Sponsor, any other entity, whether or not an Affiliate, may adopt the Plan and all of the provisions hereof as to all or any category of its associates, as a participating Employer, by a properly executed document evidencing the intent and will of the board of directors of the other corporation.

13.2.  Requirements of Participating Employers. Each participating Employer shall be required to use the same Trustee and Trust Agreement as provided in the Plan, and the Trustee shall commingle, hold and invest as the Trust Fund all contributions made by participating Employers, as well as all increments thereof.

13.3.  Designation of Agent. With respect to all relations with the Trustee and Retirement Plan Committee, each participating Employer shall be deemed to have irrevocably designated the Plan Sponsor as its agent.

13.4.  Discontinuance of Participation. Any participating Employer may discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall retain assets for the Associates of the discontinued Employer under the Plan.

13.5.  Retirement Plan Committee’s Authority. The Retirement Plan Committee shall have authority to make any and all necessary rules or regulations, binding upon all participating Employers and all Participants, to effectuate the purposes of the Plan.

Article XIV
MISCELLANEOUS PROVISIONS

14.1.  Nonalienation of Benefits.

(a)  None of the payments, benefits, or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits, and rights shall be free from attachment, garnishment, trustee’s process, or any other legal or equitable process available to any creditor of such Participant or Beneficiary, and no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided.

Notwithstanding the foregoing, for judgments, orders and decrees issued, and settlements, a Participant’s benefit in the Plan may be reduced to satisfy liabilities of the Participant to the Plan due to:

(i)  the Participant’s conviction of a crime involving the Plan;

(ii)  a civil judgment (or consent order or decree) entered by a court or an action brought in connection with a violation of the fiduciary provisions of ERISA; or

(iii)  a settlement agreement between the Secretary of Labor and the Participant in connection with a violation of the fiduciary provisions of ERISA.

To be effective, the court order establishing such liability must require that the Participant’s benefit in the Plan be applied to satisfy the liability. Spousal consent is required to offset the liability, unless the court order also requires the Spouse to pay an amount to the Plan.

(b)  The foregoing shall not prohibit distributions under a “qualified domestic relations order” as defined in Section 414(p) of the Code. The Retirement Plan Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders and in accordance with Section 414(p) of the Code. A former Spouse of a Participant shall be treated as his or her Spouse under the Plan only to the extent specified under a qualified domestic relations order.

(c)  In addition, the Plan specifically authorizes distributions to an alternate payee under a qualified domestic relations order regardless of whether the Participant has attained the earliest retirement age (as defined in the preceding sentence and in Section 414(p) of the Code) only if: (i) the order specifies distribution at the earlier date or permits an agreement between the Plan and the alternate payee authorizing an earlier distribution; and (ii) the alternate payee consents to a distribution prior to the Participant’s earliest retirement age if the present value of the alternate payee’s benefits under the Plan exceeds $1,000.

14.2.  No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or Account, nor the payment of any benefits, shall give any Participant, Associate, or other person whosoever the right to be retained in the service of the Plan Sponsor, an Affiliate or any other participating Employer, and all Participants and other Associates shall remain subject to discharge to the same extent as if the Plan had never been adopted.

14.3.  Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included.

14.4.  Successors. The Plan shall be binding upon the heirs, executors, administrators, personal representatives, successors, and assigns of the parties, including each Participant and Beneficiary, present and future.

14.5.  Captions. The headings and captions herein are provided for convenience only, shall not be considered a part of the Plan, and shall not be employed in the construction of the Plan.

14.6.  Gender and Number. Except where otherwise clearly indicated by context, the masculine gender shall include the feminine gender, the singular shall include the plural, and vice versa.

14.7.  Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Delaware to the extent not preempted by federal law, which shall otherwise control.

14.8.  Title to Assets. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund, upon termination of his or her employment or otherwise, except to the extent of the benefits payable under the Plan to such Participant out of the assets of the Trust Fund. All payments of benefits under the Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

14.9.  Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian, to a trustee holding assets for such person or to the party providing, or reasonably appearing to provide, for the care of such person, and such payment shall fully discharge the Trustee, the Retirement Plan Committee, the Employer and all other parties with respect thereto.

14.10.  Risk to Participants. Each Participant assumes all risks associated with any decrease in the value of any securities in the Trust Fund and agrees that the Trust Fund shall be the sole source of payments under the Plan and none of the Plan Sponsor, any Affiliate, any other participating Employer, or any member of the Retirement Plan Committee shall be responsible for the payment of any benefits under the Plan.

14.11.  Entire Agreement; Successors. The Plan, including any election agreements and any amendments thereto, shall constitute the entire agreement between the Plan Sponsor or any Employer and the Participant or any Beneficiary. No oral statement regarding the Plan may be relied upon by the Participant or any Beneficiary. The Plan and any amendment shall be binding on the parties thereto and their respective heirs, administrators, trustees, successors and assigns, and on all Participants and Beneficiaries. By becoming a Participant, each Associate shall be conclusively deemed to have assented to the provisions of the Plan and the Trust Agreement and to any amendments thereto.

14.12.  Approval by Internal Revenue Service. Notwithstanding anything herein to the contrary, if the Commissioner of Internal Revenue Service or his or her delegate should determine that the Plan, as amended and restated, does not qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested is finally upheld, then the Plan shall operate as if it had not been amended and restated.

14.13.  Electronic and Telephonic Elections. Notwithstanding any provision in the Plan to the contrary, salary reduction agreements and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawals decisions, and any other decision or election by a Participant (or Beneficiary) under the Plan may be accomplished by electronic or telephonic means that are not otherwise prohibited by law and that are in accordance with procedures and/or systems approved or arranged by the Retirement Plan Committee or its delegates.

14.14.  Special Provisions for Participants Who Enter the Armed Forces. Notwithstanding any other provision of the Plan to the contrary, effective for reemployment initiated on or after December 12, 1994, contributions, benefits and service credit will be provided in accordance with Section 414(u) of the Code.

14.15.  Correction of Mistakes. If the Retirement Plan Committee determines that a mistake occurred in the administration of the Plan, the Retirement Plan Committee shall ensure that such mistake is corrected in accordance with the Plan terms as interpreted by the Retirement Plan Committee in its sole discretion, or as otherwise required by law, including under applicable Internal Revenue Service and Department of Labor correction procedures.

14.16.  Restriction on Venue and Limitations on Actions. Any Participant or Beneficiary can bring an action in connection with the Plan only in Federal District Court in Columbus,

Ohio. The Participant or Beneficiary must bring the cause of action within two years of the initial adverse benefit determination.

*    *    *

IN WITNESS WHEREOF, the Plan Sponsor has caused the Plan to be executed by its duly authorized officer this 26th day of March, 2021.

L BRANDS SERVICE COMPANY, LLC

By:	/s/ Wendy Arlin

Title:	SVP, Corporate Controller and Finance